UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to §240.14a-12

Amalgamated Financial Corp.
(Name of Registrant as Specified In Its Charter)

______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee paid previously with preliminary materials
[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2025

To the Stockholders of Amalgamated Financial Corp.:

You are cordially invited to attend the annual meeting of stockholders of Amalgamated Financial Corp. to be held at 9:00 a.m., Eastern Time, on May 21, 2025. The annual meeting will be a virtual meeting. Stockholders of record can attend the meeting via the Internet at www.virtualshareholdermeeting.com/AMAL2025 by using your 16-digit control number on your proxy card and the instructions included in the enclosed proxy statement. Stockholders who hold their shares in “street name” (i.e. through a bank, broker or other nominee) must first obtain a legal proxy from their bank, broker or other nominee to participate in the virtual meeting, as more fully described on page 4 of the enclosed proxy statement. The meeting will be held for the following purposes:

1.To elect 11 directors to our Board of Directors each to serve until the annual meeting of stockholders to be held in 2026 and until that person’s successor is duly elected and qualified;

2.To conduct a non-binding, advisory vote on the compensation of our Named Executive Officers;

3.To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2025; and

4.To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

All holders of our common stock, par value $0.01 per share, of record as of March 26, 2025, are entitled to notice of and to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. The enclosed proxy statement provides you with detailed information regarding the business to be considered at the meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to virtually attend the meeting. You may revoke your proxy at any time before the proxy is voted by following the procedures described in the enclosed proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting. Our 2025 proxy statement, proxy card and 2024 Annual Report to Stockholders are available free of charge at our website, www.amalgamatedbank.com, under the “Investor Relations” tab and then under the “Financial Information” tab.

Your virtual attendance at the meeting affords you the same rights and opportunities to participate as you would have at an in-person meeting.

By Order of the Board of Directors,

April 11, 2025	/s/ Lynne P. Fox Lynne P. Fox, Chair of the Board of Directors

Table of Contents

Page
GENERAL INFORMATION AND VOTING PROCEDURES..........................................................................	1

PROPOSAL ONE – ELECTION OF DIRECTORS............................................................................................	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................	18

CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY................................................................	21

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS...................................................	37

COMPENSATION DISCUSSION AND ANALYSIS........................................................................................	41

PROPOSAL TWO – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION............	85

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..........................................................................................................................	86

OUR 2024 ANNUAL REPORT ON FORM 10-K...............................................................................................	88

PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
OF AMALGAMATED FINANCIAL CORP.

To be held on May 21, 2025

GENERAL INFORMATION AND VOTING PROCEDURES

    The Board of Directors of Amalgamated Financial Corp., with its principal executive office located at 275 Seventh Avenue, New York, New York 10001, is furnishing this proxy statement to solicit proxies for use at our annual meeting of stockholders to be held in virtual-only format at 9:00 a.m., Eastern Time, on May 21, 2025. The purposes of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders and this proxy statement. If the meeting is postponed or adjourned, we may also use the proxy at any later meetings for the purposes stated in the Notice of Annual Meeting and this proxy statement.

The accompanying Notice of Annual Meeting of Stockholders and this proxy statement were first mailed to our stockholders on or about April 11, 2025. In this proxy statement, “we,” “us,” “our,” “Amalgamated Financial,” or the “Company” refer to Amalgamated Financial Corp., the “Bank” refers to Amalgamated Bank, and “you” and “your” refer to each stockholder of Amalgamated Financial Corp.

What items will be voted on at the annual meeting?

Three matters are scheduled for a vote:

1.To elect 11 directors to our Board of Directors each to serve until the annual meeting of stockholders to be held in 2026 and until that person’s successor is duly elected and qualified;

2.To conduct a non-binding, advisory vote on the compensation of our Named Executive Officers; and

3.To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2025.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting.

How do your directors recommend that stockholders vote?

The directors recommend that you vote:

1.FOR the election of the 11 director nominees to our Board of Directors each to serve until the annual meeting of stockholders to be held in 2026 and until that person’s successor is duly elected and qualified;

2.FOR the non-binding, advisory approval of the compensation of our Named Executive Officers; and

3.FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2025.

How can I attend the annual meeting?

The meeting will be conducted online in a fashion similar to an in-person meeting. We designed the format of the virtual meeting to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our Board members and executive officers will attend the meeting and be available for questions.

Access to the Audio Webcast of the Meeting: The live audio webcast of the meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open approximately 60 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time to allow ample time to complete the online check-in process.

Log-in Instructions if You Hold Shares in Your Own Name: To attend the virtual meeting, log in at www.virtualshareholdermeeting.com/AMAL2025. Stockholders will need their unique 16-digit control number which appears on your proxy card and the instructions included in this proxy statement.

Log-in Instructions if Your Shares are Held in Street Name through a Bank, Broker or Other Nominee: If you hold your shares in street name and you wish to virtually attend and participate in the annual meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the annual meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement, or contact your bank, broker or other nominee to request a legal proxy form.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 14, 2025.

Once registered, follow the "Log-in Instructions if You Hold Shares in Your Own Name" above to attend the virtual meeting.

Can I attend the annual meeting as a guest?

No. Only stockholders of record are permitted to attend the annual meeting.

How can I ask questions during the meeting?

Stockholders may submit questions in real time during the meeting at www.virtualshareholdermeeting.com/AMAL2025 by typing their question into the “Ask a Question” field, and clicking “Submit.” We intend to respond to all questions submitted during the meeting in accordance with the annual meeting’s Rules of Conduct, and which are pertinent to the Company and the meeting matters, as time permits within the one hour allocated. The Rules of Conduct will be posted at the virtual meeting forum at www.virtualshareholdermeeting.com/AMAL2025. Responses to any such questions that are not addressed during the meeting will be published following the meeting on our website at www.amalgamatedbank.com under the “Investor Relations” tab. Questions and responses will be grouped by topic and substantially similar questions will be grouped and responded to once.

What can I do if I need technical assistance during the meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-844-986-0822 (United States) or 1-303-562-9302 (International).

Who is eligible to vote?

Stockholders of record of our common stock at the close of business on March 26, 2025 are entitled to be present and to vote at the annual meeting or any adjourned meeting. We anticipate that the 2025 proxy statement, proxy card, and 2024 Annual Report will first be mailed to stockholders on or about April 11, 2025.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 26, 2025, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning these matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, ensuring that your shares will be voted whether or not you virtually attend the meeting. Even if you plan to virtually attend the annual meeting, complete, sign and return your proxy card in advance of the annual meeting in case your plans change.

What are the rules for voting and how do I vote?

As of the record date, we had 30,687,354 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of our common stock vote as a single class.

If you hold shares in your own name, you may vote by selecting any of the following options:

•By Internet:  Go to www.voteproxy.com and follow the on-screen instructions.

•By Mail: Complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

•Vote via the Internet During the Meeting: You may choose to vote electronically via the Internet at www.virtualshareholdermeeting.com/AMAL2025 during the virtual meeting. Stockholders will need their unique 16-digit control number which appears on the proxy card and the instructions included in this proxy statement.

If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal Three—the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2025 but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.

If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully.

If you hold your shares in street name and you wish to virtually vote via the Internet during the annual meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the annual meeting. Follow the instructions under "How can I attend the annual meeting?"

Shares represented by signed proxies will be voted as instructed. If you sign the proxy but do not mark your vote, your shares will be voted as the directors have recommended. Voting results will be tabulated and certified by Broadridge Financial Solutions.

As of the date of this proxy statement, we are not aware of any other matters to be presented or considered at the meeting, but your shares will be voted at the discretion of the proxies appointed by the Board of Directors on any of the following matters:

•any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our stockholders; and

•matters incident to the conduct of the meeting.

What constitutes a quorum?

        We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of our issued and outstanding shares entitled to vote are present in person or by proxy at the annual meeting. In determining whether we have a quorum at the annual meeting for purposes of all matters to be voted on, all votes and all abstentions will be counted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.” Shares represented by broker non-votes will be counted in determining whether there is a quorum.

How are votes counted?

•Stockholder voting generally. Each share of our common stock entitles the holder to one vote on all matters voted on at the annual meeting.

•Proposal One: Election of Directors. Our directors will be elected by a majority of the votes cast by the holders of shares of our common stock entitled to vote at the annual meeting. A majority of the votes cast means that the number of shares voted "for" a nominee must exceed the votes cast "against" such nominee's election. There is no cumulative voting with respect to the election of directors.

•Proposal Two: Approval on a Non-Binding Advisory Basis of the Compensation of Our Named Executive Officers. Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

•Proposal Three: Ratification of the Appointment of Crowe LLP. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2025 requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

How are abstentions and broker non-votes treated?

With respect to each proposal, you may vote “FOR” or “AGAINST” the proposals. You may “ABSTAIN” from voting on the proposals.

Proposal One: Election of Directors. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposal One.

Proposal Two: Approval on a Non-Binding Advisory Basis of the Compensation of Our Named Executive Officers. Abstentions will have the same effect as a vote AGAINST Proposal Two. Broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to Proposal Two.

Proposal Three: Ratification of the Appointment of Crowe LLP. Abstentions will have the same effect as a vote AGAINST Proposal Three. A broker or other nominee may generally vote on this proposal and therefore no broker non-votes are expected in connection with Proposal Three.

How can I revoke my proxy?

If you are a stockholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:

•signing, dating and returning another proxy with a later date;

•submitting a proxy via the Internet with a later date; or

•attending the meeting and voting via the Internet during the live audio webcast of the meeting.

If you hold your shares in a street name, you must contact your bank, broker or other nominee to revoke your proxy.

How will we solicit proxies, and who will pay for the cost of the solicitation?

We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies otherwise than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

Who will count the vote?

    At the meeting, the voting results will be tabulated and certified by Broadridge Financial Solutions. It is expected that a representative of Broadridge Financial Solutions, an independent inspector of election, will sign an oath to faithfully execute with impartiality the duties of inspector, which will include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the presence of a quorum and the validity and effect of the proxies.

What happens if the meeting is postponed or adjourned?

Your proxy will remain valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

How can a stockholder propose business to be brought before next year’s annual meeting?

Any stockholder desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) in our 2026 proxy statement for action at our 2026 annual meeting must deliver the proposal to our executive offices no later than December 15, 2025. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our 2026 proxy statement.

Under our Bylaws, stockholder proposals not intended for inclusion in our 2026 annual meeting proxy statement pursuant to Rule 14a-8 but intended to be raised at our 2026 annual meeting, including nominations for election of directors other than the Board of Directors’ nominees, must be received no earlier than 120 days and no later than 90 days prior to the first anniversary of the 2025 annual meeting and must comply with the procedural, informational and other requirements outlined in our bylaws. To be timely for the 2026 annual meeting, a stockholder proposal or director nomination must be delivered to the Secretary of the Company, at 275 Seventh Avenue, New York, New York 10001, no earlier than January 21, 2026 and no later than February 20, 2026.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no earlier than January 21, 2026 and no later than February 20, 2026.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting stockholder proposals, stockholders should refer to our bylaws.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our bylaws provide for a Board of Directors consisting of not fewer than seven nor more than 21 individuals with the exact number to be fixed by the Board of Directors. Our Board of Directors has fixed the number of directors constituting the entire board at 11, following the 2025 annual meeting. In accordance with our tenure policy outlined in our Corporate Governance Guidelines, Mr. Robert G. Romasco will not stand for re-election, and he will retire from the Board of Directors after the 2025 annual meeting.

Under an agreement with Workers United and numerous joint boards, locals or similar organizations authorized under the constitution of Workers United (the "Workers United Related Parties"), the Workers United Related Parties have the right to designate nominees to our Board of Directors. For further detail on these director nomination rights, see “Certain Relationships and Related Party Transactions.”

The Workers United Related Parties have designated Maryann Bruce, Lynne P. Fox, Julie Kelly, Meredith Miller and Edgar Romney Sr. to serve on our Board of Directors.

Biographical Information

If elected, all nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2026 annual meeting of stockholders and until each person’s successor is duly elected and qualified. Each nominee has consented to being named as a nominee and agreed to serve if elected. If any named nominee is unable to serve, then the proxies may vote for a substitute. Information about each of the director nominees is provided below. Each director is currently serving as a director of the Company.

Lynne P. Fox
Age 67
Chair of the Board
Director Since February 2000

Lynne P. Fox has served as Chair of our Board of Directors since May 2016. Ms. Fox is an attorney and is the elected President and Chair of the General Executive Board of Workers United, a position she has held since May 2016. Prior to that, she served as an Executive VP of Workers United from March 2009 to May 2016. She is also the elected Manager of the Philadelphia Joint Board of Workers United (and its predecessor labor organizations), a position she has held since December 1999. She is a Vice President of the Service Employees International Union. She is responsible for overseeing a $5 million budget, strategic planning, and for representing approximately 75,000 members in the U.S. and Canada. She has served as chief labor negotiator for innumerable collective bargaining agreements that, among other things, provide for health and pension benefits, and has responsibility for oversight of the investigation and processing of labor grievances. Ms. Fox brings to the Board an intimate understanding of the Bank’s business, organization, and mission, as well as substantial leadership ability, Board and management experience, all of which qualify her to serve on the Board of Directors.

Board Service: Ms. Fox serves as Chair of the Amalgamated Life Insurance Company, Chair of the Consolidated Retirement Fund, Chair of the Sidney Hillman Medical Center in Philadelphia, President of the Sidney Hillman Medical Center Apartments for the Elderly, Inc. in Philadelphia and is a member of the Economic and Community Advisory Council of the Federal Reserve Bank of Philadelphia and the Philadelphia Airport Advisory Board. She previously was the Chair of the Investment Committee of the National Retirement Fund from 2016 to 2018 and is now the Chair of the National Retirement Fund. She is President of the Philadelphia Jewish Labor Committee, and Chair of the John Fox Scholarship Fund in Philadelphia. She also served as a Board member for the State Employee Retirement System in Pennsylvania from 2006 to 2011, which is a $28.3 billion fund. She also serves as Chair of the National Plus Plan and serves as Chair and/or trustee on various other insurance and employee benefit funds.

Priscilla Sims Brown
Age 67
President and Chief Executive Officer
Director Since June 2021

Priscilla Sims Brown has served as our President and Chief Executive Officer and on our Board of Directors since June 2021. Ms. Brown has served as a multi-national board director and C-suite executive with over 30 years of financial services experience. Prior to joining, she was the Group Executive for Marketing and Corporate Affairs at Commonwealth Bank of Australia from July 2019 to June 2021, where she focused on rebuilding trust and pride in the bank with direct responsibility for end-to-end marketing, branding, stakeholder insights, government and public affairs, and environment and social policy. From October 2017 to July 2019, she served as Chief Executive Officer of Emerge.me, a digital health insurance broker. Ms. Brown has held senior positions at AXA Financial, Inc., Sun Life Financial, and Lincoln Financial Group. She was a member of the AXA Financial US Executive Committee, serving as Chief Marketing Officer ("CMO"), where she directed all aspects of US marketing and led global digital marketing initiatives. Prior to AXA Financial, Ms. Brown served as CMO at AmeriHealth Caritas, where she developed a new go-to-market strategy for the largest Blue Cross/Blue Shield Medicaid company in response to the Affordable Care Act. At Sun Life, Ms. Brown served as CMO and Chief Strategist, where she negotiated and managed Sun Life Stadium naming rights, Pro Bowl, Super Bowl, and other major events with the Miami Dolphins NFL football team. During her 18-year tenure at Lincoln Financial Group, Ms. Brown held numerous leadership positions where she integrated acquired companies, established new businesses, and led the consumer brand. She established the firm’s first investment management profit center, targeting midsized insurance companies. She also started and chaired Lincoln’s first family of standalone mutual funds and served as president of the broker-dealer. Ms. Brown also led the investor relations function, before expanding her responsibilities to include corporate and strategic marketing. Ms. Brown’s personal and professional experiences have enabled her to reach across cultural boundaries to ensure collaboration among diverse teams and drive successful outcomes for organizations, all of which qualify her to serve on our Board of Directors.
Board Service: Prior to joining us, she served as a member of the Board of Trustees of Teachers Insurance and Annuity Association of America (“TIAA”). She served on the TIAA Investment, Nominating and Governance, and Corporate Governance and Social Responsibility committees, as well as Trustee and CEO selection subcommittees.

Maryann Bruce
Age 65
Independent Director Since August 2018

Maryann Bruce has over 30 years of experience in the financial services industry and is recognized for her outstanding leadership and expertise. Ms. Bruce has earned numerous accolades, including being named one of Directors & Board’s “20 Accomplished Female Board Members in Directors to Watch” and appearing on US Banker’s list of “The 25 Most Powerful Women in Banking.” Since 2007, Ms. Bruce has served as President of Turnberry Advisory Group, a private consulting firm. From 2008 to 2010, she was President of Aquila Distributors Inc., a subsidiary of Aquila Investment Management. Earlier in her career, she was President of Evergreen Investments Services, Inc., a division of Wachovia (now Wells Fargo &

Company), focused on investment management and diversified financial services. Ms. Bruce is passionately committed to advancing women’s leadership in business and boardrooms. She earned the CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors (NACD) and Carnegie Mellon University’s Software Engineering Institute, demonstrating her dedication to cybersecurity governance. Her career has spanned a wide range of executive leadership roles across strategy, sales and distribution, marketing, product development, client service, risk management, and regulatory oversight. With a proven track record of growing and scaling businesses and a deep understanding of financial markets, Ms. Bruce brings invaluable insight and a strategic perspective to her role as a Board Member.
Board Service: Ms. Bruce is Chair of the Board of The Pop Venture Fund, a closed-end interval fund for privately held companies, and Wrestle Like A Girl. Her previous board experience includes serving as an Independent Director at NextPoint Financial, where she chaired the Corporate Governance & Nominating Committee, served on the Executive, Audit, and Compensation Committees, and successfully led the company through a strategic review, restructuring, and a going concern sale. Ms. Bruce also served as an Independent Director at MBIA (NYSE: MBI), where she was a member of the Audit & Compliance and Compensation & Governance Committees, an Independent Director for Atlanta Life Financial Group, where she chaired the Compensation Committee, and Trustee for the Allianz Global Investors and PNC Funds. Additionally, Ms. Bruce serves on the advisory boards of Divershefy, a global women’s organization, and the Directors Development Initiative, which connects aspiring board members with for-profit and nonprofit boards. She is also a founding member of NACD’s Carolinas Chapter and has previously chaired the C200 Foundation, an organization that brings together C-suite executives and trailblazing entrepreneurs.

Mark A. Finser
Age 65
Independent Director Since May 2018

Mark A. Finser was a founding member of New Resource Bank and served as its Chair until our acquisition of New Resource Bank in 2018. Mr. Finser started his career in social finance in 1984 as a founder of RSF Social Finance (“RSF”), an organization focused on developing innovative social finance tools to serve the unmet needs of clients and partners. He served as President and Chief Executive Officer of RSF until 2007, during which time he led the growth of the organization’s assets to $120 million. In 2007, he transitioned to Chairman of the Board of Trustees of RSF and served in that role until 2018. Mr. Finser also works with high-net-worth individuals and families to develop a strategy to align financial resources with personal values. As part of this work, Mr. Finser serves as an independent trustee for families and multigenerational beneficiaries. Mr. Finser’s extensive business experience, including his experience as a Bank Director, and knowledge of our mission and markets that we serve qualify him to serve on our Board of Directors and enhance his ability to contribute as a Director.
Board Service: As an active member of the social finance community, Mr. Finser has served on several boards, including B Lab, Living Lands Trust, and Gaia Herbs. Mr. Finser also works with high-net-worth individuals and families to develop a strategy to align financial resources with personal values.

Darrell Jackson
Age 67
Independent Director Since August 2021

Darrell Jackson brings an extensive background driving growth and operational initiatives for financial services providers throughout the US. In his 35+ years in the financial sector, he has held leadership positions such as President, CEO and Board Director with consistent success in creating innovative business strategies. Since 2018, Mr. Jackson has served as President and CEO of the Efficace Group. Prior to this, Mr. Jackson held the position of President, CEO and Inside Director for Seaway Bank and Trust in Chicago from 2014 to 2015. Previously he held several management positions at The Northern Trust Corporation from 1995 to 2014, concluding his tenure with the position of Executive President and Co-President of Wealth Management –

Illinois. In addition to this corporate governance expertise, Mr. Jackson’s extensive executive leadership experience and experience as a bank director qualifies him to serve on our Board of Directors and provide valuable perspectives to our discussions and oversight of the Bank.
Board Service: Since 2022, Mr. Jackson has served as a Trustee for the Janus Henderson Mutual Funds Board. Since April 2020, Mr. Jackson has served as one of three outside directors for Gray-Scott-Bowen, a professional consulting firm specializing in the delivery of transportation projects in the Greater Bay Area of California. From November 2016 until July 2018, Mr. Jackson served as one of four outside directors for Delaware Place Bank and its holding company in Chicago and as Chair of the Executive Loan Committee. Mr. Jackson has also served as Chairman of the Board, Chairman of Audit, Finance, Governance and Management Development & Compensation committees for several high-profile non-profit organizations.

Julie Kelly
Age 58
Director Since April 2010

Julie Kelly is the General Manager of the New York New Jersey Regional Joint Board of Workers United and an International Vice President and member of the General Executive Board of Workers United, positions she has held since 2010. She has worked in the labor movement since 1989 and has been with Workers United and its predecessor organizations in a number of capacities since 2000. During her tenure as a Director for over ten years, Ms. Kelly has developed knowledge of the Bank’s business, history, organization, mission, and executive management, which qualify her to serve on the Board of Directors and enhance her ability to contribute as a Director.
Board Service: Ms. Kelly is President of the New York New

Jersey Regional Joint Board Holding Company, Inc., a director of Amalgamated Life Insurance Company, and a trustee of the Amalgamated National Health Fund, Amalgamated Retail Retirement Fund, Consolidated Retirement Fund, the National Retirement Fund, Consortium for Worker Education Audit Committee, and the Union Health Center. She also served as former President of the Clothing Workers Center, a historic organization that has provided a home for tens of thousands of Amalgamated Clothing and Textile Workers Union ("ACTWU") workers for over a century.

JoAnn Lilek
Age 68
Independent Director Since April 2021

JoAnn Lilek has more than 30 years combined experience as a Chief Financial Officer and operations leader in consulting, commercial banking, and supply chain management. From 2010 to 2018, she served as Chief Financial Officer and Chief Operating Officer of Accretive Solutions, Inc., a private equity owned company. From 2008 to 2010, Ms. Lilek served as Executive Vice-President, Chief Financial Officer and Corporate Secretary of Midwest Banc Holdings, Inc. (NASDAQ: MBHI) where she was part of the turnaround team commissioned to recapitalize its subsidiary, Midwest Bank, during the global financial crisis of 2008. From 2001 to 2008, Ms. Lilek was Chief Financial Officer for DSC Logistics (DSC), a well-known, privately held national provider of third-party logistics and supply chain management services. Prior to DSC, Ms. Lilek had a 23-year career in financial leadership at ABN Amro North America. She played an instrumental role in ABN Amro North America’s growth to become the largest foreign bank in the United States. She held the positions of Group Senior Vice-President and Corporate Controller for North America from 1991 to 1999 and Executive Vice-President and Chief Financial Officer Wholesale Banking for North America from 1999 to 2000. Both Directors & Boards in 2007 and Private Company Director in 2019 highlighted Ms. Lilek’s accomplishments in their “Directors to Watch” articles. She is a Founding Member of the Private Directors Association and a member of the National Association of Corporate Directors and Women Corporate Directors. In addition to her corporate governance expertise, Ms. Lilek’s extensive executive leadership experience in commercial banks and middle market companies qualifies her to serve on our Board of Directors and provide valuable perspectives to our discussions and oversight of the Bank.
Board Service: Ms. Lilek currently serves as an independent Trustee and Audit Committee Chair of the Datum One Series Trust, a series of mutual funds. She served as a board member of the Hinsdale Bank and Trust Company, a subsidiary of Wintrust Corporation (NASDAQ: WTFC), from 2011 to 2016 where she also served as Audit Committee Chair and as a credit and risk management committee member. In addition, from 2005 to 2009, she served as board Chair for the Lou Holland Trust Mutual Fund. She has 14 years of board service at the YWCA Metropolitan Chicago, including board President and Treasurer. She currently serves on the advisory board of MGX Beverage Group, a private family-owned wholesale distribution and third-party logistics business.

Meredith Miller
Age 69
Independent Director Since July 2022

Meredith Miller brings an extensive background in corporate governance and sustainable investment leadership with considerable board and management experience. Ms. Miller served as Managing Member of Corporate Governance and Sustainable Strategies LLC from November 2021 to December 2024. Previously, she served as Chief Corporate Governance Officer for the UAW Retiree Medical Benefits Trust from 2010 to 2021. In that role she covered over 600,000 participants with $62 billion in assets under management. Ms. Miller also has 27 years of experience in health and pension benefits as well as policy making through her roles as Assistant Treasurer for Policy at the Office of Connecticut State Treasurer (1999-2010), Deputy

Assistant Secretary and Acting Assistant Secretary for the Pension and Benefits Welfare Administration at the U.S. Department of Labor (1993-1999), Assistant Director for the American Federation of Labor and Congress of Industrial Organization (1988-1993), and Assistant Director of Research for SEIU. Ms. Miller’s background in investment management, ESG business strategies, and asset stewardship qualify her to serve on our Board of Directors.
Board Service: Ms. Miller has been a Member of the Investment Integration Project Advisory Council and currently serves on the nonprofit Board of Directors of For the Long Term. She also previously served on the boards of the Washtenaw Community College Foundation, The Global Reporting Initiative, The Council of Institutional Investors and The Thirty Percent Coalition.

Edgar Romney Sr.
Age 82
Director Since July 1995

Edgar Romney, Sr. briefly became President of Workers United upon its formation in March 2009 and has been its Secretary-Treasurer since July 2009. He is also a member of the General Executive Board of Workers United and Vice President of Service Employees International Union, positions he has held since September 2009. Mr. Romney, Sr. joined the former International Ladies’ Garment Workers’ Union (ILGWU) in 1962 as a shipping clerk. He later became an Organizer and Business Agent with Local 99 ILGWU and, in 1976, was asked to serve as Director of Organization for the largest ILGWU affiliate – Local 23-25. Two years later, he was elected Assistant Manager of Local 23-25, and in 1983, became the local’s Manager-Secretary and an ILGWU Vice President. Mr. Romney, Sr. served as Manager-Secretary of Local 23- 25 until 2004, when he became Manager of the New York Metropolitan Area Joint Board, formed by the consolidation of the five local unions that represent apparel workers in the New York area. In 1989, Mr. Romney, Sr. was elected ILGWU Executive Vice President, becoming the first African American to hold that position, and in 1995, he became Executive Vice President of UNITE – the union that grew out of the merger of the ILGWU and ACTWU. He was elected to the position of Secretary-Treasurer of UNITE in 2003. With the merger of UNITE and HERE in 2004, Mr. Romney, Sr. became Executive Vice President of UNITE HERE, a position he held until the separation of UNITE 12 and HERE in 2009. Mr. Romney, Sr. served as Secretary-Treasurer of the Change to Win Coalition from September 2003 until 2009. Mr. Romney, Sr. is the father of Mr. Romney, Jr., who is the Chief Strategy and Administrative Officer.

Mr. Romney, Sr. brings to the board an intimate understanding of the Bank’s business, mission, and organization, as well as substantial leadership ability, all of which qualify him to serve on our Board of Directors and enhance his ability to provide valuable perspectives to our discussions and oversight of the Bank.
Board Service: Mr. Romney, Sr. continues to serve on numerous boards of directors and is National Secretary of the A. Philip Randolph Institute; Vice President of IndustriALL and the New York State AFL-CIO; and an executive board member of the New York City Central Labor Council and the Workmen’s Circle. Mr. Romney, Sr. is also a Director of Amalgamated Life Insurance Company, a board member of the Sidney Hillman Foundation, and a trustee of each of the Consolidated Retirement Fund and the National Retirement Fund. Mr. Romney, Sr. also serves as Chairman of the Consortium for Worker Education (CWE).

Julieta Ross
Age 55
Independent Director Since November 2023

With over 20 years of global banking technology leadership and experience, Dr. Julieta Ross offers a vast understanding of the broader financial services risk management landscape along with new technology perspectives including building market-leading banking platforms and digital capabilities. Dr. Ross is the Co-Founder and Chief Executive Officer of Okee Labs, an AI startup launched in 2019. She oversees all aspects of the company's operations, including product development, research, and customer acquisition. Prior to this role, Dr. Ross was the Global Chief Technology Officer at Banco Santander from 2017 to 2019, Global Chief Technology Officer at M&T Bank from 2014 to 2017 and held various international roles for Citi (known as

Citigroup prior to 2007) from 2000 to 2014 ultimately being named Chief Technology Officer for Latin America. She has a proven track record building and scaling businesses, leveraging digital technologies to reduce cost, drive customer experiences and improve productivity. Dr. Ross is a member of Women Corporate Directors (WCD) and of the National Association of Corporate Directors (NACD). She became a NACD Certified Director (NACD.DC) in 2024. She is also NACD certified in Adaptive Governance, Long Term Value Creation, and Financial Oversight. Dr. Ross has also earned her Cyber Risk and Strategy Oversight certification from Diligent Institute in 2023.
Board Service: Dr. Ross has served on the boards of public, private, and non-profit companies including Santander Consumer Finance, Mastercard Advisory Board, AAA Western and Central New York, Sheltered Harbor, Roswell Park Comprehensive Cancer Center Technology Committee and Row New York. She has been an advisor, judge and mentor for the Big Ideas Program at the University of California, Berkeley, since 2017. Dr. Ross is a founding member of the Sheltered Harbor Board.

Scott Stoll
Age 64
Independent Director Since November 2023

After working with Ernst & Young LLP (“EY”) for over 36 years, Scott Stoll retired as a partner in 2018. From 2010 to 2018, Mr. Stoll’s role at EY focused on financial services and quality assurance, as he was responsible for EY’s non-audit advisory work at a global systematically important bank while based in San Francisco. From 2004 to 2010, Mr. Stoll’s partner role focused on banking, capital markets and insurance when he played a leadership role in the expansion of Ernst & Young LLP’s financial services consulting capabilities in Zurich, Switzerland. Prior to relocating to Zurich, Mr. Stoll was based in New York from the years 2000 to 2004 where he was one of EY's lead advisory partners serving global banks and insurance/

reinsurance companies. Prior to this, Mr. Stoll’s role focused on commercial banking risk management and asset liability management from 1994 to 2000. He founded EY's asset liability management advisory practice and was a founding member of EY's U.S. financial services consulting practice serving numerous super regional banks across the U.S. From 1982 to 1994, Mr. Stoll worked on audit engagements for a variety of public company financial services clients. Mr. Stoll brings to the board his extensive experience at EY working in the banking industry, the insurance industry as well as the asset management industry.
Board Service: Since 2019, Mr. Stoll has been serving as the Audit Committee Chair of Farmers Group, Inc., as well as the Audit Committee Chair and member of the Executive Committee of its wholly owned subsidiary Farmers New World Life Insurance Company. Previously, Mr. Stoll was actively involved on the Board of the National Bureau of Asian Research from 2015 to 2020, a non-partisan, not-for-profit research institution whose mission is to inform and strengthen Asian-Pacific policy. During this time, Mr. Stoll was the Treasurer, the Chair of the Finance and Audit Committees and a member of the Executive Committee. Mr. Stoll is a member of the Leadership Council of the Schmidthorst College of Business at his alma mater, Bowling Green State University, where he advises on strategic initiatives, curricula plan, student mentorship and faculty engagement. He previously chaired the Strategic Planning Committee of the Leadership Council.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES.

Biographical Information for Our Executive Officers
We have provided biographical information for each of our other executive officers besides Ms. Brown, whose information is provided along with our other directors.

Sam Brown
Age 43
Senior Executive Vice President and Chief Banking Officer

Sam Brown has served as our Senior Executive Vice President and Chief Banking Officer since August 2022. Mr. Brown joined us as Executive Vice President, Business Development in 2014, and in 2015, Mr. Brown became our Executive Vice President, Director of Commercial Banking. Prior to joining us, Mr. Brown served as Director of the White House Business Council in the White House’s Office of Public Engagement, a position he held from 2013 to 2014. As President Barack H. Obama’s liaison to the private sector, Mr. Brown worked on economic policies to help America’s working families and businesses succeed. Before leading the Business Council, Mr. Brown held various positions between 2007 and 2012 serving President Obama. Mr. Brown also served as the founding Chief Operating Officer of Organizing for Action and Finance Chief of Staff for the Obama-Biden 2012 campaign. Mr. Brown holds a bachelor’s degree from University of Southern California.

Jason Darby
Age 53
Senior Executive Vice President and Chief Financial Officer

Jason Darby has served as our Senior Executive Vice President and Chief Financial Officer since May 2021, as our Chief Accounting Officer and Controller and Executive Vice President from 2018 to 2021, and as our Controller and Senior Vice President from 2015 to 2018. Prior to joining us, he held roles at Capital One, Esquire Bank, and North Fork Bank. Early in his career, Mr. Darby spent five years at KPMG and two years at American Express. Mr. Darby is a licensed CPA in New York and holds a bachelor’s degree in accounting from St. Bonaventure University and an M.B.A. from the University of Pittsburgh.

Adrian Glace
Age 48
Senior Vice President and Chief Technology Officer

Adrian Glace has served as our Senior Vice President and Chief Technology Officer since October 2023. He is responsible for the Bank’s technology solutions, strategy, roadmap, and critical technology vendor relationships. He joins Amalgamated Bank from Valley National Bank where he was most recently Director of Product and Platform Engineering from April 2022 to October 2023, focusing on process improvement, platform integration, solution architecture and AML support. Prior to Valley National, Adrian served as the Head of Application Management at Bank Leumi from March 2015 to April 2022, where he was responsible for the digital and customer facing, credit risk, loan origination, compliance, fraud, payments, and core processing platforms. Prior to Leumi, Adrian worked for Fidelity Information Services from April 2002 to March 2015, where he provided technology solutions to banking clients. Adrian holds several IT certifications and has a B.A. in Computer Information Science and Finance from Franciscan University of Steubenville, Ohio. He also holds an M.B.A. in Finance and Operations Management from New York University.

Tyrone Graham
Age 61
Executive Vice President and Chief Human Resources Officer

Tyrone Graham has served as our Executive Vice President and Chief Human Resources Officer since November 2021. Mr. Graham is responsible for Amalgamated’s human resources strategy; a plan focused on building culture and attracting, developing, retaining, and engaging our most valued asset, our colleagues. This includes talent acquisition and development, compensation, benefits, payroll, and internal communications. Prior to joining Amalgamated, Mr. Graham previously served as Senior Vice President of Talent Management at Eastern Bank from

2015 to 2021. He has also held senior HR roles at GE Capital, Sun Life Financial U.S., Bank of America, and Citizens Financial Group. He started his HR career at USTrust Bank, Boston, where he served as Vice President of Corporate Training & Development. Mr. Graham is a graduate of Emmanuel College, Boston, where he received his Bachelor of Science in Business Administration.

Margaret Lanning
Age 71
Executive Vice President and Chief Credit Risk Officer

Margaret Lanning has served as our Executive Vice President, Chief Credit Risk Officer since July 2022. She brings to this role 40 years of extensive leadership experience in credit risk management, credit administration and governance. Ms. Lanning leads the credit risk management of Amalgamated Bank's lending activities and is responsible for the development of a credit culture and credit policies that reflect the risk appetite established by executive management and the board. From 2017 to 2022, Ms. Lanning served as Executive Vice President and Chief Credit Officer at Investors Bank, where she developed and enhanced the bank's credit culture and led the credit risk management for all the bank's lending activities and oversight of the loan portfolios. From 2015 to 2017, Margaret served as Chief Credit Officer at OceanFirst Bank, and prior to that, she spent more than two decades at Wells Fargo in positions of increasing authority in both Commercial Lending and Credit Risk Management. Ms. Lanning was one of the Founding Members of the Women in Banking Conferences in New York and New Jersey and has been a frequent speaker at the events. Over the span of her career, she has been the recipient of numerous awards and accolades for her banking and finance achievements. She is currently a member of the Banking Advisory Board of Moody's and a member of the Advisory Board for the Institute for Women's Leadership at Rutgers University. Margaret most recently was a member of the Board of Trustees for the Liberty Science Center and previously served on the Board of Associates of Randolph-Macon College.

Ina Narula
Age 49
Executive Vice President and Chief Risk Officer

Ina Narula has served as Executive Vice President, Chief Risk Officer (CRO) since April 2023. As CRO, Ms. Narula oversees all risk management practices, which safeguard our customers, investors, reputation, and assets. A 20-year veteran in the financial services industry, Ms. Narula brings extensive experience in risk management and in-depth knowledge of the banking industry. Before joining Amalgamated, from 2017 to 2023, Ms. Narula acted as chief risk officer in Supervision & Regulation for the Federal Reserve Bank of New York where she strengthened risk management practices to ensure the safety and soundness of financial institutions in New York State. She has also held risk management positions at Deutsche Bank and American Express, as well as audit and analysis positions at Proctor & Gamble, Fifth Third Bank, and Federal Mogul. She holds a bachelor's degree in business administration from the University of Delhi and is a certified public accountant.

Edgar Romney, Jr.
Age 45
Executive Vice President and Chief Strategy and Administrative Officer

Edgar Romney Jr., has served as the Bank's Executive Vice President, Chief Strategy and Administrative Officer since April, 2023. Mr. Romney is responsible for leading the Bank's strategic agenda, assisting the CEO in evaluating strategic growth opportunities, overseeing progress on key business goals, and leading innovation to maintain the Bank's competitiveness. In addition, Mr. Romney is tasked with serving as the spokesperson for communicating enterprise strategy to key stakeholders. He previously served as the Interim Chief Audit Executive from April 2024 to October of 2024 while the Company searched to fill this role. Prior to this role, he served as the Bank's Chief Revenue Officer from 2022 to 2023, in this role, Mr. Romney was responsible for the execution of the business strategy for deposit, lending and investment portfolios as well as achieving budget goals for the Bank's banking and investment team. From 2018 to 2022, Mr. Romney also held the role of Regional Sales Director, leading the Bank's commercial sales team in the northeast. Lastly, in his 16 years with the bank, Mr. Romney also held the role of Chief Risk and Compliance Officer and Deputy General Counsel. Mr. Romney received his J.D. from St. John's University School of Law and his Bachelor's Degree from Cornell University.

Sean Searby
Age 43
Executive Vice President and Chief Operations Officer
Sean Searby served as our Executive Vice President, Chief Operations Officer from April of 2022 until February of 2025, when he became our Executive Vice President, Chief Information and Operations Officer. He was our Executive Vice President, Operations and Program Management from 2020 to 2022. Prior to that, he served as the Director of Product Management from 2018 to 2020, and as the Director of Product & Client Services within Commercial Banking from 2015 to 2018. Before joining us, Mr. Searby worked in Global Transaction Banking at HSBC on the USD Clearing Team, providing foreign financial institutions and multinational corporations access to the USD market. Before HSBC, Mr. Searby was in the Strategic Planning Group at Cathay Bank. Earlier in his career, he held a number of positions in Product Management, Service and Operations within Transaction Banking.

Mandy Tenner
Age 45
Executive Vice President and Chief Legal Officer

Mandy Tenner has served as our Executive Vice President and Chief Legal Officer, since December 2023, previously having held the title of Executive Vice President and General Counsel since April 2022. Before that she served as our Deputy General Counsel from April 2018 to April 2022, and as our Assistant General Counsel from April 2016 until April 2018. Before joining us, she served as counsel for ContourGlobal, a global power company from November 2010 to March 2016. Earlier in her career, she worked at Guggenheim Partners in their Leveraged Debt Group. She holds a bachelor's degree in History and Political Science from Brandeis University, an M.A. in French from Middlebury College, and a J.D. degree from Brooklyn Law School. She currently sits on the Advisory Board of Bank on Women.

Leslie Veluswamy
Age 40
Executive Vice President and Chief Accounting Officer

Leslie Veluswamy has served as our Executive Vice President and Chief Accounting Officer since November 2022. Previously, she served as the Senior Vice President and Chief Accounting Officer at Dime Community Bancshares, Inc. ("DCB") from 2019 until 2022. Prior to that, Ms. Veluswamy served as Senior Vice President and Director of Financial Reporting at DCB from 2016 to 2019. Ms. Veluswamy is a licensed CPA in New York and holds a B.S. in Accounting and a Master's degree in Accounting from the University of Florida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 26, 2025, the record date:

•each person known to us to be the beneficial owner of more than 5% of our common stock;

•each Named Executive Officer;

•each of our directors;

•each of our director nominees; and

•all of our executive officers and directors as a group.

Unless otherwise noted in the footnotes below, the address of each beneficial owner listed in the table is c/o Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 30,687,354 shares of our common stock outstanding as of March 26, 2025.

In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding their restricted stock and restricted stock units that will vest within 60 days of March 26, 2025, as well as shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 26, 2025. We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers, Directors, and Director Nominees
Priscilla Sims Brown(1)	159,349.80	*
Jason Darby(1)	35,623.36	*
Sam Brown(1)	22,817.33	*
Sean Searby(1)	4,068.18	*
Mandy Tenner(1)	5,225	*
Lynne P. Fox(2)(3)	17,735	*
Maryann Bruce(3)	18,319	*
Mark A. Finser(3)	16,521	*
JoAnn S. Lilek(3)	10,278	*
Darrell Jackson(3)	8,140	*
Julie Kelly(2)(3)(4)	14,681	*
Meredith Miller(3)	5,393	*
Robert G. Romasco(2)(3)	36,120	*
Edgar Romney Sr.(2)(3)	14,681	*
Julieta Ross	1,954	*
Scott Stoll	1,954	*
All directors and executive officers as a group (22 persons)	396,770.36	1.29%

Greater than 5% Stockholders
Workers United Related Parties(5)	11,471,913.98	37.38%
Blackrock, Inc.(6)	1,679,568	5.47%
* Represents less than 1% of total outstanding shares, including exercisable options.

(1)In addition to the shares of common stock included in the table above, our NEOs also hold unvested PRSUs which vest outside of 60 days subject to the achievement of corporate goals. A summary of unvested PRSUs follows:

Name	Minimum Number of Units That Will Vest	Number of Units That Will Vest at Target Performance	Maximum Number of Units That Will Vest
Priscilla Sims Brown	0	106,017	159,026
Jason Darby	0	22,324	33,486
Sam Brown	0	19,432	29,148
Sean Searby	0	11,180	16,770
Mandy Tenner	0	10,819	16,229

(2)Includes currently exercisable options to purchase our common stock as follows: Director Fox 18,400 shares, Director Kelly 13,000 shares, and Director Romney Sr. 13,000 shares.
(3)For all Directors amounts include 1,954 restricted stock units ("RSUs") that vest within 60 days.
(4)Excluded from the table above, Director Kelly disclaims beneficial ownership for 300 shares of our common stock owned by her spouse.

(5)Workers United is a registered bank holding company. The Workers United Related Parties, which includes Workers United and certain joint boards, locals or similar organizations authorized under the constitution of Workers United, entered into an Ownership Agreement among themselves, pursuant to which they agreed not to transfer any of their common stock unless the transfer complies with the 2018 Investor Rights Agreement. Pursuant to the Ownership Agreement, the Workers United Related Parties also agreed that, before offering any of their common stock to an unaffiliated third party, they will first offer the other Workers United Related Parties the opportunity to purchase such shares. See “Certain Relationships and Related Party Transactions.” Based solely on the Schedule 13G filed on February 12, 2025 by the Workers United Related Parties, each party thereto reported sole voting power and sole dispositive power of the following shares of our common stock: Workers United—7,185,815.93 shares; Chicago & Midwest Regional Joint Board, Workers United—479,567 shares; Laundry, Distribution & Food Service Joint Board, Workers United—281,583.12 shares; Local 50, Workers United—114,600 shares; Mid-Atlantic Regional Joint Board, Workers United—264,939.14 shares; New York-New Jersey Regional Joint Board, Workers United —1,630,806.40 shares; Pennsylvania Joint Board Workers United, SEIU—338,517.82 shares; Philadelphia Joint Board, Workers United—423,022 shares; Rochester Regional Joint Board Fund for the Future—132,580 shares; Rochester Regional Joint Board, Workers United 319,132.96 shares; Western States Regional Joint Board, Workers United—119,380 shares; Workers United Canada Council—27,421.98 shares; Southern Regional Joint Board, Workers United—149,794.78 shares; and Southwest Regional Joint Board—4,752.85 shares. The address for the United Workers Related Parties is 22 South 22nd Street, Philadelphia, Pennsylvania 19103.
(6)According to a Schedule 13G/A filed with the SEC on February 7, 2025, BlackRock, Inc. and its subsidiaries have sole voting power with regard to 1,638,461 shares of our common stock and sole dispositive power with regard to 1,679,568 shares of our common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. Based on Company records and other information, we believe that all SEC filing requirements were complied with for 2024, except for the following reports, which were inadvertently filed after the applicable deadlines: one Form 3 for Edgar Romney Jr; one Form 4 reporting one late transaction for each of Margaret Lanning, Tyrone Graham, Edgar Romney Jr., Priscilla Sims Brown, Mandy Tenner, Sean Searby, Sam Brown and Jason Darby; and one transaction for Tyrone Graham reported via a Form 5.

CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY

Introduction

    Our Board of Directors sets high standards for the Company's employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for stockholders and to oversee the management of the Company's business. To fulfill its responsibilities and to discharge its duty, the Board of Directors follows the procedures and standards that are set forth in our Corporate Governance Principles, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Director Independence

Under the rules of Nasdaq, independent directors must constitute a majority of a listed company’s Board of Directors. A director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board currently has 12 members consisting of our President and Chief Executive Officer (Ms. Brown), five Directors designated by Workers United (Ms. Fox, Ms. Kelly, and Mr. Romney Sr. and two independent Directors, Ms. Bruce and Ms. Miller), the former chair of New Resource Bank’s Board of Directors, which merged with the Company in 2018 (Mr. Finser), and our other five existing independent Directors (Mr. Jackson, Ms. Lilek, Mr. Romasco, Dr. Ross and Mr. Stoll).

Our Board of Directors has evaluated the independence of each Director who served during 2024 based on the independence criteria under Nasdaq rules and has determined that each of Ms. Bruce, Mr. Finser, Mr. Jackson, Ms. Lilek, Mr. McDonagh, Ms. Miller, Mr. Romasco, Dr. Ross and Mr. Stoll was an independent Director.

As part of this evaluation, our Board of Directors considered the current and prior relationships that each independent Director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each independent Director, and the matters discussed under “Certain Relationships and Related Party Transactions.” Our Board also reviewed transactions that independent Directors and their immediate family members and affiliates have as customers with the Bank in order to confirm that any loans outstanding are not past due, or nonaccrual or troubled debt restructurings, that the loans were made in the ordinary course of business on prevailing terms, and that they did not involve more than the normal risk of collectibility or present other unfavorable features. Additionally, these transactions are subject to our Code of Business Conduct and Ethics, which is available on our website, www.amalgamatedbank.com, under the "Investor Relations" tab.

Our Board of Directors determined that the following Directors are not independent based on relationships between the Company and such directors: Ms. Fox, Ms. Brown, Ms. Kelly, and Mr. Romney Sr. In reaching this decision, the Board considered factors, including the fact that (i) Ms. Brown is the Company's Chief Executive Officer, (ii) each of Ms. Fox and Mr. Romney Sr. is an employee of Workers United and (iii) Ms. Kelly is an employee of New York-New Jersey Joint Board, Workers United, which is the Company’s largest stockholder and a registered bank holding company. Although under applicable Nasdaq rules, Workers United would not be considered the Bank’s “parent” because it does not consolidate financial statements with the Bank, any subjective criteria to determine whether any director who satisfies the objective criteria nonetheless has relationships or other attributes that would preclude him or her from being found independent must also be taken into account.

Meetings and Committees of the Board of Directors

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include, among others, the Audit Committee, Compensation and Human Resources Committee, Nominating and Governance Committee, Executive Committee, Credit Policy Committee, Enterprise Risk Oversight Committee, and Trust Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The current composition and responsibilities of each committee are described below. Members will serve on these committees so long as they are a member of the Board of Directors until their resignation or until otherwise determined by our Board of Directors.
Current Director Committee Assignments

Director	Executive	Audit	Compensation and Human Resources	Nominating and Governance	Enterprise Risk Oversight	Trust	Credit Policy
Lynne P. Fox	• Chair
Priscilla Sims Brown	•
Maryann Bruce	•	•			• Chair		•
Mark A. Finser	•		•	•		•
Darrell Jackson				•		•	• Chair
JoAnn S. Lilek	•	• Chair			•
Julie Kelly					•	•	•
Meredith Miller			• Chair	•	•	•
Robert G. Romasco			•	• Chair
Edgar Romney Sr.						• Chair	•
Julieta Ross		•			•
Scott Stoll		•					•

Anticipated Director Committee Assignments After Annual Meeting

Assuming the election of each Director nominee, immediately following the Annual Meeting, the committee assignments will be as follows:

Director	Executive	Audit	Compensation and Human Resources	Nominating and Governance	Enterprise Risk Oversight	Trust	Credit Policy	Technology Advisory Council(1)
Lynne P. Fox	• Chair							• Chair
Priscilla Sims Brown	•							•
Maryann Bruce	•	•			• Chair		•
Mark A. Finser	•		•	•		•
Darrell Jackson				• Chair		•	•
JoAnn S. Lilek	•	• Chair			•			•
Julie Kelly					•	•	•
Meredith Miller			• Chair	•	•	•
Edgar Romney Sr.						• Chair	•
Julieta Ross		•			•			•
Scott Stoll		•	•		•		• Chair
(1)In January of 2025, the Board of Directors created a Technology Advisory Council to provide advice and guidance for the Bank's enterprise technology strategy, inclusive of, but not limited to, innovation, digital transformation, emerging trends and other growth opportunities, that align to the Bank's overall business strategy.

Audit Committee

Our Audit Committee currently consists of Ms. Bruce, Ms. Lilek, Dr. Ross and Mr. Stoll, with Ms. Lilek serving as Chair. After the Annual Meeting. Ms. Lilek will continue as Chair and the other members of the Audit Committee will remain the same. The Audit Committee met 12 times during the 2024 fiscal year. Our Audit Committee performs the duties required of audit committees under 12 C.F.R. § 363.5 for insured depository institutions and under the Sarbanes-Oxley Act of 2002 (“SOX”). Our Audit Committee has responsibility for, among other things:

•selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•monitoring the internal controls over financial reporting and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•reviewing the adequacy and effectiveness of our internal control policies and procedures;

•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•preparing the Audit Committee report required by the Exchange Act rules to be included in our annual proxy statement; and

•oversight of our SOX compliance.

The rules of Nasdaq require our Audit Committee to be composed entirely of independent directors, subject to certain limited exceptions. Applicable FDIC regulations also require that our Audit Committee be composed of “outside directors who are independent of management.” Our Board of Directors has affirmatively determined that each of the current and aforementioned future members of our Audit Committee meet the heightened definition of “independent directors” and “outside directors” under Nasdaq listing standards and FDIC regulations, respectively. Each member of our Audit Committee also satisfies the independence requirements and additional independence criteria under Rule 10A-3 under the Exchange Act. In addition, as a bank holding company with more than $3 billion in assets, under applicable FDIC regulations, our Audit Committee includes members with banking or related financial management expertise, has access to its own outside counsel, and does not include any large customers of the Bank. Our Board of Directors also has determined that each of Ms. Lilek and Mr. Stoll qualify as an “audit committee financial expert” as defined by Exchange Act rules.

Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Compensation and Human Resources Committee

Our Compensation and Human Resources Committee (the “Compensation Committee”) currently consists of Mr. Finser, Ms. Miller, and Mr. Romasco, with Ms. Miller serving as Chair. After the Annual Meeting, and in accordance with the Company's tenure policy, Mr. Romasco will no longer be a member of the Board of Directors or the Compensation Committee. Ms. Miller will continue to serve as Chair, and the other members of the Compensation Committee will be Mr. Finser and Mr. Stoll. The Compensation Committee met nine times during the 2024 fiscal year. The Compensation Committee is responsible for, among other things:

•reviewing and approving compensation of our executive officers including salary, long-term incentives, cash incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans;

•reviewing and recommending compensation policies and practices for our employees and considering whether risks arise from such policies and practices;

•overseeing compliance with our clawback policy;

•reviewing the compensation of our non-employee directors and recommending any changes to the full board;

•reviewing and discussing annually with management any executive compensation disclosure required by Exchange Act rules;

•administering, reviewing and making recommendations with respect to our equity or long term compensation plans;

•oversight of the development of succession plans for our executive officers and their direct reports;

•oversight of our policies regarding employee engagement; and

•oversight of our diversity and inclusion program.

The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of our Board of Directors or officers to grant stock awards under our equity or long term incentive plans to persons who are not then subject to Section 16 of the Exchange Act. Delegation by the Compensation Committee to any subcommittee shall not limit or restrict the Compensation Committee on any matter so delegated, and, unless the Compensation Committee alters or terminates such delegation, any action by the Compensation Committee on any matter so delegated shall not limit or restrict future action by such subcommittee on such matters. The Compensation Committee has delegated authority to our President and Chief Executive Officer and Chief Financial Officer to grant, and designate recipients for, a limited number of awards under the Equity Plan, and to determine the number of shares issued to (i) high performers at any level who exceed expectations (ii) high performers in critical roles, and (iii) spot-bonuses for retention. These grants would use the same “form of” RSU Agreement that has previously been reviewed and approved by the Committee.

Our Board of Directors has evaluated the independence of the current and aforementioned future members of our Compensation Committee and has determined that each member of our Compensation Committee meets the heightened definition of an “independent director” under Nasdaq listing standards. Each member of our Compensation Committee also satisfies the independence requirements and additional independence criteria under Rule 10C-1 under the Exchange Act, and qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Our Board of Directors has adopted a written charter for our Compensation Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Role of Compensation Consultant

Our Compensation Committee retains, at our expense, independent consultants to assist it in executive compensation matters. The Compensation Committee retained Farient Advisors, LLC (“Farient”) to assist it in executive compensation matters occurring in 2024. Farient reports directly to the Compensation Committee and does not have any other consulting engagements with management or the Company. In considering the retention of Farient, the Compensation Committee assessed Farient’s independence in light of SEC rules and Nasdaq listing standards and determined that Farient was independent and their work did not create any conflicts of interest.

During 2024, the Compensation Committee met with such consultants numerous times in and out of the presence of management, to review findings based on market research and considers those findings in determining and adjusting our executive compensation program.

With respect to Chief Executive Officer compensation, Farient provided, and continues to provide, an independent recommendation to the Compensation Committee, in the form of a range of possible outcomes, for the Compensation Committee’s consideration. In developing its recommendation, Farient relies on its understanding of our business and compensation programs and Farient’s independent research and analysis. Farient does not meet with our Chief Executive Officer with respect to Chief Executive Officer compensation. Farient also assisted us in the design of our annual incentive plan for our eligible employees, including our Named Executive Officers. With respect to Director compensation and the compensation of our senior executive vice-presidents and executive vice-presidents, Farient conducts market analyses and advises us on best practices and market trends. Farient provides to the Compensation Committee an independent assessment of management’s recommendations on senior executive vice-presidents and executive vice-presidents compensation.

Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of Mr. Finser, Mr. Jackson, Ms. Miller, and Mr. Romasco, with Mr. Romasco serving as Chair. After the Annual Meeting, and in accordance with the Company's tenure policy, Mr. Romasco will no longer be a member of the Board of Directors or the Nominating and Governance Committee. Mr. Jackson will serve as Chair and the other members of the Nominating and Governance Committee will be Mr. Finser and Ms. Miller. The Nominating and Governance Committee met seven times during the 2024 fiscal year. The Nominating and Governance Committee is responsible for, among other things:

•assisting our Board of Directors in identifying individuals qualified to become Directors and recommending Director nominees for each annual or special meeting of stockholders or for any vacancies or newly created directorships that may occur between such meetings to the Board of Directors;

•reviewing periodically the governance principles adopted by the Board of Directors and developing and recommending governance principles applicable to our Board of Directors;

•making recommendations to the Board of Directors as to determinations of director independence;

•overseeing the evaluation of our Board of Directors;

•overseeing the Board's training, education, and development;

•recommending members for each Board committee of our Board of Directors;

•review the performance of the Board, including Board committees, and the CEO, and shall make recommendations to the Compensation and Human Resources Committee, as applicable, for areas of improvement as it deems appropriate;

•review Director resignation; and

•review and assess stockholders’ feedback and periodically review and assess the Company’s stockholder engagement process. The Committee shall review and make recommendations to the Board regarding stockholder proposals.

Our Board of Directors has evaluated the independence of the current and aforementioned future members of our Nominating and Governance Committee and has determined that each member of the Nominating and Governance Committee is “independent” under Nasdaq listing standards.

Our Board of Directors has adopted a written charter for our Corporate Governance and Nominating Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Executive Committee

Our Executive Committee currently consists of Ms. Brown, Ms. Bruce, Mr. Finser, Ms. Fox and Ms. Lilek, with Ms. Fox serving as Chair. After the Annual Meeting, Ms. Fox will continue as Chair and the other members of the Executive Committee will be remain the same. The Executive Committee met zero times during the 2024 fiscal year.

    Presently, the Executive Committee is responsible for attending to matters requiring attention between meetings of the Board of Directors.

The Committee is not authorized to: (a) declare dividends; (b) approve issuances of stock; (c) elect directors to fill vacancies on the Board or on any committee established by the Board; (d) fix directors’ compensation (e) elect the Chair or Vice Chair of the Board or the President; (f) submit to stockholders any action that requires stockholder approval; (g) amend or repeal these By-laws or adopt new By-laws; and (h) amend or repeal any resolution of the Board which by its terms shall not be amended or repealed without the approval of the entire Board or take any other action not authorized by law or the Company’s By-laws.

Our Board of Directors has adopted a written charter for our Executive Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Credit Policy Committee

Our Credit Policy Committee currently consists of Ms. Bruce, Mr. Jackson, Ms. Kelly, Mr. Romney Sr., and Mr. Stoll, with Mr. Jackson serving as Chair. After the Annual Meeting, Mr. Stoll will serve as Chair and the other members of the Credit Policy Committee will be Ms. Bruce, Mr. Jackson, Ms. Kelly, and Mr. Romney Sr.. The Credit Policy Committee met seven times during the 2024 fiscal year. The Credit Policy Committee is responsible for, among other things:

•    assisting our Board of Directors in fulfilling its oversight responsibilities;

•    reviewing and approving credits above board-specified dollar limits;

•    monitoring the performance and quality of our credit portfolio;

•    overseeing the administration and effectiveness of, and compliance with, our credit policies; and

•    reviewing and assessing the adequacy of the allowance for loan and lease losses.

Enterprise Risk Oversight Committee

Our Enterprise Risk Oversight Committee currently consists of Ms. Bruce, Ms. Kelly, Ms. Lilek and Ms. Miller, and Dr. Ross, with Ms. Bruce serving as Chair. After the Annual Meeting, Ms. Bruce will continue as the Chair and the other members of the Enterprise Risk Oversight Committee will be Ms. Kelly, Ms. Lilek and Ms. Miller, Dr. Ross, and Mr. Stoll. The Enterprise Risk Oversight Committee met four times during the 2024 fiscal year. The Enterprise Risk Oversight Committee is responsible for, among other things:

•    overseeing our enterprise risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling our principal business risks;

•    ensuring that our risk management policies and procedures are commensurate with its structure, risk profile, complexity, activities and size;

•    providing an open forum for communications between management, third parties and our Board of Directors to discuss risk and risk management;

•    reviewing on a regular basis, at least annually, with our Chief Legal Officer, Chief Compliance Officer, and other Bank officers, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies; and

•    reviewing the material findings of examinations conducted by any regulatory agencies and report the results of such findings to our Board of Directors.

Trust Committee

Our Trust Committee consists of Mr. Finser, Mr. Jackson, Ms. Kelly, Ms. Miller, and Mr. Romney Sr., with Mr. Romney Sr. serving as Chair. After the Annual Meeting, Mr. Romney Sr. will continue as Chair and the other members of the Trust Committee will remain the same. The Trust Committee met four times during the 2024 fiscal year. The Trust Committee is responsible for, among other things:

•    assisting our Board of Directors in fulfilling its oversight responsibilities;

•    overseeing trust management’s operation of the department in a manner that is consistent with the FDIC’s Statement of Principles of Trust Department Management;

•    overseeing the periodic, comprehensive reviews of each trust department account;

•    enacting written policies that address important trust department activities, including account reviews, deviations from approved criteria, and internal and external audit procedures; and

•    reviewing and assessing reports from supervisory agencies and trust management.

Director Meeting Attendance

Our Directors meet regularly to review our operations and discuss our business plans and strategies. Our Board of Directors has regularly scheduled meetings at least six times a year and our Executive Committee meets as needed.

Our full Board of Directors met 7 times in 2024. During 2024, each Director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board on which he or she served. At our 2024 annual meeting, all of our Directors were in virtual attendance. We expect each Director to attend our annual meetings of stockholders, although we recognize that conflicts may occasionally arise that will prevent a Director from attending an annual meeting.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2024, our Compensation Committee consisted of Mr. Finser, Ms. Miller, and Mr. Romasco. None of them has at any time been an officer or employee of the Company or, has had any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During 2024, none of our executive officers served as a member of the Board of Directors, compensation committee or other Board committee performing equivalent functions, of another entity that had one or more executive officers serving as a member of our Board of Directors or compensation committee.

Nominations of Directors

The Nominating and Governance Committee serves to identify, screen, recruit and nominate candidates to our Board of Directors. The committee charter requires the committee to review potential candidates for the board, including any nominees submitted by stockholders in accordance with our By-laws. The committee evaluated each nominee recommended for election as a Director in these proxy materials. In evaluating candidates proposed by stockholders, the committee will follow the same process and apply the same criteria as it does for candidates identified by the committee or the Board of Directors.

When considering a potential candidate for nomination, the Nominating and Governance Committee will consider the skills and background that we require and that the person possesses, diversity of the Board and the ability of the person to devote the necessary time to serve as a Director. The Nominating and Governance Committee has established the following minimum qualifications for service on our Board of Directors:

•the highest ethics, integrity and values;

•a strong personal and professional reputation;

•professional experience that adds to the mix of the Board as a whole;

•the ability to exercise sound, independent business judgment;

•freedom from conflicts of interest;

•demonstrated leadership skills;

•the willingness and ability to devote the time necessary to perform the duties and responsibilities of a Director;

•relevant expertise and experience, and the ability to offer advice and guidance to our President and Chief Executive Officer based on that expertise and experience; and

•understanding of and alignment with our mission.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Governance Committee also considers the following criteria, among others:

•whether the candidate possesses the qualities described above;

•whether the candidate qualifies as an independent Director under Nasdaq listing standards;

•the candidate’s management experience in complex organizations and experience with complex business problems;

•the candidate’s other commitments, such as employment and other Board positions;

•the likelihood of obtaining regulatory approval of the candidate, if required;

•whether the candidate would qualify under our guidelines for membership on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee; and

•whether the candidate complies with any minimum qualifications or restrictions set forth in our bylaws.

The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We recognize that a board made up of highly qualified Directors from diverse backgrounds benefits from the contribution of different perspectives and experiences to board discussions and decisions, promoting better corporate governance. Therefore, the committee assesses nominees based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture, which solicits multiple perspectives and views. The committee ensures that diverse characteristics are included in any pool of qualified candidates from which our Board of Director nominees are chosen.

In addition to the qualification criteria above, the Nominating and Governance Committee also takes into account whether a potential Director nominee qualifies as an “audit committee financial expert” as that term is defined by the Exchange Act rules, and whether the potential Director nominee would qualify as an “independent” Director under the Nasdaq listing standards and Exchange Act Rule 10A-3, if applicable.

We maintain a Board tenure policy (within in our Corporate Governance Guidelines) as a means of ensuring that our Board of Directors is renewed regularly with fresh perspectives. Under this policy, we generally seek to maintain an average tenure of ten years or less for our non-owner independent Directors. This approach strikes a balance between retaining Directors with deep knowledge of the Company while adding Directors who may bring an innovative outlook. As a group, independent Directors have an average tenure of approximately 4.3 years of service.

The Nominating and Governance Committee will consider candidates recommended by stockholders that are properly submitted in writing to the Company’s Corporate Secretary at Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001 and received not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting. For the 2026 Annual Meeting of Shareholders, the Company’s Corporate Secretary must receive recommendations no earlier than January 21, 2026 and no later than February 20, 2026. The stockholder must provide the information required for stockholder nominations in our bylaws and comply with the advance notice provisions and other requirements of our bylaws.

Board Leadership Structure

Our governance framework empowers our Board of Directors with flexibility to implement and adapt the most effective leadership structure for our Company. This dynamic approach allows us to respond to changing business environments, leverage a variety of leadership expertise, and ensure optimal oversight and strategic guidance.. We recognize that different Board leadership structures may be appropriate for our Company depending on a number of different factors and, therefore, we reexamine our corporate governance policies and leadership structure from time to time to ensure that they continue to meet our needs. We believe this flexibility is important to allow our Board of Directors to determine the appropriate structure based on our specific needs at any given time.

Historically, our leadership structure separated the roles of Chair of the Board of Directors and Chief Executive Officer. The Board believes that this separation is presently appropriate as it allows Ms. Brown, as President and Chief Executive Officer, to focus primarily on leading our strategy and day-to-day operations, while Ms. Fox, as Chair, can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance, social responsibility, community relations and stockholder issues.

Additionally, under our Investor Rights Agreement, dated August 13, 2018, with the Workers United Related Parties, we agreed that for so long as the Workers United Related Parties collectively continue to hold 20% of the total voting power of all then-outstanding voting securities of the Company, we and each of the Workers United Related Parties will take all requisite corporate action within each parties’ control as is reasonably necessary to ensure that the Chair of the Board of Directors is a Director designated by Workers United. Currently, Workers United has designated Ms. Fox as the Chair.

In order to provide for a greater role for the independent Directors in our oversight, we have also appointed a Lead Independent Director, Mr. Finser. In this role, he may call and preside over executive sessions of the independent Directors without management present, as he deems necessary. After the Annual Meeting, Mr. Finser will continue to serve as Lead Independent Director. We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

Our Audit Committee is responsible for overseeing our risk management processes relating to: (1) financial reporting risk and internal controls; (2) oversight of the internal audit process and legal compliance; (3) regulatory compliance; (4) SOX reporting; and (5) policies and procedures as they relate to our Code of Business Conduct and Ethics, conflicts of interest and complaints regarding accounting and audit matters. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks in its areas of review and the adequacy and effectiveness of internal control systems and operational risk (including compliance and legal risk). Our Chief Audit Executive reports to the Audit Committee and meets with the committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full board, which also considers our entire risk profile.

Our Compensation Committee provides oversight of incentive compensation plans and risk related to compensation. Our Enterprise Risk Oversight Committee is responsible for overseeing our risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling our principal business risks and ensuring that our risk management framework is commensurate with its structure, risk profile, complexity, activities and size. After the Annual Meeting, our Enterprise Risk Oversight Committee will remain comprised of five independent Directors, Ms. Lilek, Ms. Miller, Dr. Ross (who has earned the Cyber Risk and Strategy Oversight certification from Diligent Institute), Mr. Stoll, and the Committee Chair, Ms. Bruce (who has earned the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University), and one Director, Ms. Kelly, who is not independent. Our Enterprise Risk Oversight Committee works directly with our Chief Risk Officer and the Chief Legal Officer and oversees and reviews our overall enterprise risk management program and the alignment of the Company’s risk profile with its strategic plan, goals and objectives.

The enterprise risk management program currently reviews risk in numerous areas within the Company, including market or interest rate, liquidity, reputation, operational, compliance and legal, and strategic and competitive. The Enterprise Risk Oversight Committee reviews management reports regarding specifically identified risks and makes recommendations to the Board with respect to identified material risks that it identifies. With regard to compliance and regulatory risk, our Enterprise Risk Oversight Committee is responsible for reviewing, on an annual basis, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

The full Board receives reports from management, the Audit Committee, the Compensation Committee, the Credit Policy Committee, Nominating and Governance Committee, the Trust Committee, and the Enterprise Risk Oversight Committee. It reviews certain committee actions and focuses on the most significant risks we face and our general risk management strategy and also ensures that risks we undertake are consistent with Board policy. While the Board of Directors oversees our risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Cyber and Information Security

With respect to cybersecurity, our Enterprise Risk Oversight Committee receives quarterly reports detailing cybersecurity risks and preparedness to address them. While this committee, along with the Board of Directors, oversees our cybersecurity risk management, the responsibility for daily cybersecurity operations lies with our management and the Information Security Department. The threat of cyber-attacks is becoming increasingly significant, with incidents that have the potential to cause substantial damage to organizations. Attackers are using advanced techniques, including artificial intelligence and social engineering, to effectively bypass defenses. Additionally, the volume of attacks is rising steadily, presenting organizations with a growing numbers of incidents each year. Cybercriminals are also highly adaptive, quickly adjusting to changes in defensive measures by refining their methods and exploiting new vulnerabilities. This evolving threat landscape underscores the need for heightened vigilance and robust, proactive cybersecurity strategies. Our systems, along with those of our clients and third-party service providers, face ongoing risks. While we are vigilant in our efforts to mitigate these risks, there remains a possibility of future incidents. The severity of the threat from cyber-attacks is notable, with attacks becoming more complex and frequent, and adversaries swiftly adapting to changes in the environment, we are consistently monitoring the cybersecurity landscape, particularly within the financial services sector, to identify emerging trends and threats using different mechanics from the defense in depth methodology. Our Information Security Department identifies and monitors systems to evaluate risks to the organization and implement appropriate controls. Regular formal security awareness training is conducted to enhance employee understanding of cyber threats. In addition to maintaining our proactive cybersecurity strategy, we have established a disaster recovery site located in an ISO 27001-certified colocation data center. We also maintain a cyber insurance policy aimed at minimizing potential losses from cyber security breaches.

While we are confident that our cybersecurity initiatives are suitable and have effectively prevented significant incidents to date, we anticipate that risks and vulnerabilities associated with cybersecurity attacks will remain elevated for the foreseeable future.

Environmental, Social and Governance (ESG)

Our Board of Directors understands its role as stewards of long-term corporate performance, and that the Board has a critical role to play in ensuring that we are aware of, and able to navigate, the evolving risk and opportunities related to ESG matters. Therefore, the Board of Directors has oversight responsibilities with respect to our development and implementation of corporate social responsibility initiatives, including those related to ESG matters. Additional information regarding our ESG practices and strategies is below under “Corporate Social Responsibility.”

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and Directors. The full text of our Code of Business Conduct and Ethics, and any amendments thereto, are (or will be in the case of any amendments) available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab. All disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics are available on our website, www.amalgamatedbank.com, under the "Investor Relations" tab.

Compensation of Directors for Fiscal Year 2024
Each non-employee director receives an annual cash retainer as compensation for his or her services as a member of the Board of Directors as follows:

•$150,000 for our board chair;

•$70,000 for our Lead Independent Director; and

•$50,000 for each other director.

In addition, non-employee directors serving on our Board committees also receive an additional cash retainer, as follows:

•Audit Committee members receive $10,000, while the Chair receives an additional $15,000;

•Compensation Committee members, Enterprise Risk Oversight Committee members, Nominating and Governance Committee members, Credit Policy Committee members, and Trust Committee members each receive $5,000, while the Chair of each Committee receives an additional $10,000; and

•Each member of our Executive Committee receives $5,000.

The Chair of the Audit Committee received an increase of $10,000 and the Chairs of the Compensation Committee, Nominating and Governance Committee, Credit Policy Committee, Trust Committee and the Enterprise Risk Oversight Committee received an increase of $5,000. These increases are reflected in the cash retainers described above.

We pay each non-employee director their applicable retainer in monthly installments.

Our non-employee directors also receive restricted stock units with a grant date fair value of approximately $50,000 under our 2023 Equity Incentive Plan upon their election at the annual meeting. The restricted stock units vest on the first anniversary of the grant date. Dividend equivalents accrue during the vesting period and are paid in cash to the extent the restricted stock units vest. In the event that a director resigns prior to the vesting of their restricted stock units, the unvested restricted stock units are forfeited.

Director Stock Ownership Guidelines

This Policy requires each Covered Director, during his or her term as Covered Director, to hold and maintain the number of shares of common stock of the Company set forth under the Stock Ownership Level below.

•Three times the Directors annual cash retainer
•“Annual Cash Retainer” refers to the annual cash retainer(s) paid to the Director, including the base annual cash retainer paid to all Directors, and any annual committee member, committee chair or board chair retainer, but not including any annual equity retainer or special meeting fees that may be paid from time to time.

Below is a summary of shares that qualify for the ownership requirements described above (unvested stock options, performance shares and performance units (PSUs) not yet earned and shares transferred to another person are excluded)

(i)shares owned outright, including shares owned jointly with a spouse,
(ii)shares held in a retirement (e.g., 401(k)) or other deferred compensation plan of the Company,
(iii)Net Shares underlying unvested, time-based shares of restricted stock or restricted stock units, and
(iv)Net Shares underlying vested but unexercised stock options.

Compliance will be measured once per calendar year on the same date as designated by the Board of Directors to measure compliance under the Company’s Stock Ownership Policy for Executives (typically during the annual July Board of Directors meeting).

Until the Covered Director satisfies the applicable Stock Ownership Level, such Covered Director shall be required to retain fifty-percent (50%) of the “Net Shares” of Company common stock realized from any annual equity retainer granted by the Company until such time as the Covered Director achieves the required Stock Ownership Level (the “Retention Requirement”).

“Net Shares” are those shares that remain after shares are sold or netted to pay withholding taxes (if any) and the exercise price of stock options, if applicable.

This Policy is administered and interpreted by the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors. The Stock Ownership Level required of all, or any, of the Covered Directors may be adjusted by the Committee, in its discretion, to reflect fluctuations in the price of the Company’s common stock, a Company stock split, or similar events.

We did not pay our President and CEO Ms. Brown any additional compensation for her service as a director during 2023. The following table provides the compensation paid to our non-employee directors for the year ended December 31, 2024.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Maryann Bruce	82,917	50,003	—	—	132,920

Mark A. Finser	85,833	50,003	—	—	135,836

Lynne P. Fox	150,000	50,003	—	—	200,003

Darrell Jackson	77,083	50,003	—	—	127,086

Julie Kelly	62,500	50,003	—	—	112,503

JoAnn Lilek	85,000	50,003	—	—	135,003

John McDonagh(3)	32,903	—	—	—	32,903

Meredith Miller	75,833	50,003	—	—	125,836

Robert G. Romasco	76,250	50,003	—	—	126,253

Edgar Romney Sr.	72,083	50,003	—	—	122,086

Julieta Ross	65,000	50,003	—	—	115,003

Scott Stoll	65,000	50,003	—	—	115,003

(1)On May 22, 2024, each non-employee director was granted 1,954 shares of restricted stock units as part of our overall board compensation plan, and were valued at $25.59 per share. The value of the restricted stock units shown above equals the grant date fair value in accordance with FASB ASC Topic 718. These grants were outstanding for each director as of December 31, 2024, and is expected to fully vest on May 22, 2025.
(2)Outstanding stock options held by active non-employee directors as of December 31, 2024 are as follows: Ms. Fox, 18,400; Ms. Kelly and Mr. Romney Sr., 13,000.
(3)Mr. McDonagh resigned from the Board on May 22, 2024 in accordance with our tenure policy.

Governance and Social Responsibility

We maintain an explicit commitment to the highest corporate social responsibility and risk mitigation through management across ESG performance. Under the direction of our Board of Directors and executive management, we are diligent in fulfilling our mission to be America’s socially responsible bank, empowering organizations, and individuals to advance positive social change. Our Board of Directors has oversight of our ESG activities and communications. In addition, our formal cross-department Corporate Social Responsibility (“CSR”) Committee is comprised of employees responsible for implementing various ESG policies, strategies, and communications. The CSR Committee is led by the Chief Sustainability Officer and reports regularly to the Board of Directors.

To guide our material environmental, social and governance efforts, we maintain a number of formal policies related to corporate governance, social well-being, environmental stewardship, and responsible investing. These include:

•an Anti-Money Laundering Policy, including Anti-Corruption;

•a Code of Business Conduct and Ethics,

•a Data Classification and Information Protection Policy;

•a Corporate Security Program, including Health and Safety;

•a Human Rights Policy;

•a Privacy Policy;

•a Supplier Code of Conduct; and

•a Clawback Policy.

We also hold a number of important memberships and affiliations that guide our work. We are a founding signatory of the Principles for Responsible Investment, the Net Zero Banking Alliance, the United Nations Principles for Responsible Banking ("UNPRB"), the Partnership for Carbon Accounting Financials, and the United Nations Principles for Women Empowerment. We are also a member of the Global Alliance for Banking on Values and supporter of the Task Force on Climate-Related Financial Disclosures.

Our business strategy is focused on providing impact banking and lending services to a customer base that cares about how their money is invested. That strategy is rooted in our 102-year history as a bank serving working people, labor unions, nonprofits, foundations, and impact businesses. We believe that there is a growing base of customers who want to entrust their monies with a company that aligns with their values.

Additional information regarding our ESG programs and metrics is included on our website, www.amalgamatedbank.com, under “Investor Relations—Corporate Social Responsibility,” which information is not incorporated by reference into this proxy statement.

Diversity and Inclusion

Diversity throughout the organization is important to us and is a contributing factor to our ability to deliver on our growth strategy by ensuring a wide range of client acquisition opportunities. Our Board of Directors is currently comprised of seven women, four racially or ethnically diverse members, and one LGBTQ+ member. We believe maintaining and promoting a diverse and inclusive workplace and ensuring fair and equitable compensation is essential for our growth. We are committed to merit based strategies to attract, retain, and develop top talent to create value for stockholders. In our employee recruitment and selection process and operation of our business, we adhere to equal employment opportunity policies and provide annual employee trainings on ethics and workplace conduct. We have established employee resource groups to support employees and help cultivate a healthy workplace culture. As of December 31, 2024, approximately 56% of our employees identify as women and women hold 17 of 44 senior management positions, and 64% of our employees identify as minorities and they hold 54% of senior management positions.

ESG Investment Engagement

We maintain a position of active ownership with the portfolio of companies held in the Long View Funds (the "Funds") as a part of our obligation to steward investments for financial return. Engagement on a range of workplace equity and climate risks and opportunities are grounded in reduced risk or optimized return for our investment clients. This active ownership practice includes the thoughtful and diligent exercise of our voting rights as well as engaging with our portfolio companies on a variety of issues.

Consequently, as Trustee of the Funds, we take an assertive approach of promoting best practices at portfolio companies and eliminating practices that are inimical to long-term growth. We do this through various mechanisms, including dialogues with companies on governance issues of concern and stockholder proposals that give all stockholders an opportunity to vote on a particular matter of concern.

Active Stockholder Outreach and Engagement

We believe that engaging with stockholders is fundamental to our commitment to good governance. Throughout the year, we seek opportunities to engage in two-way conversations with our stockholders to gain and share valuable insights into current and emerging business strategies and trends. During 2024, we held numerous meetings with stockholders to discuss key corporate matters. Topics discussed included our business and growth strategy, risk management practices, including the performance of credit during the pandemic and CSR, including ESG matters. These meetings were conducted via teleconference or videoconference during individually scheduled meetings or industry conferences.

Communications with the Board of Directors

The Board of Directors has established a process for stockholders to send communications to the Board of Directors. Stockholders and other stakeholders may communicate with the Board as a group or individually by writing to: Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001, Attention: Corporate Secretary. The Board has instructed the Corporate Secretary to review these communications and promptly forward all communications relevant to the Board's roles and responsibilities.

Report of the Audit Committee

The Audit Committee’s responsibilities are stated in a written charter adopted by the Board of Directors. The Audit Committee has reviewed and discussed with management and with Crowe LLP, the independent registered public accounting firm for 2024, the Company's audited financial statements and other material financial disclosures for the year ended December 31, 2024. In addition, the Audit Committee has discussed with Crowe LLP the matters that independent registered public accounting firms must communicate to audit committees under applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission.

The Audit Committee has also received the written disclosures and the letter from Crowe LLP required by applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing under the Exchange Act.

Submitted by the Audit Committee:

Ms. JoAnn Lilek, Chair
Ms. Maryann Bruce
Dr. Julieta Ross
Mr. Scott Stoll

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above, the following is a summary of material provisions of various transactions we have entered into with our executive officers, directors, certain 5% or greater stockholders and entities affiliated with them since January 1, 2024. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Policies and Procedures Regarding Related Person Transactions

Bank Regulatory Policies and Procedures

Transactions by us with related persons are subject to a formal written policy which includes review by the Audit Committee of these transactions, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by us with our affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

Any financial services provided to directors, executive officers and their immediate family members and affiliated entities are offered in the ordinary course of business, upon substantially the same terms and conditions, including price, as we provide to similarly situated customers. Amalgamated Financial Corp.’s subsidiary bank also extends credit to some of the directors and their immediate family members and affiliated entities. All such extensions of credit outstanding at any time since January 1, 2023, comply with our policies and procedures and Federal Reserve Board Regulation O. All extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Amalgamated Financial Corp. or its subsidiary banks, and did not involve more than the normal risk of collectability or present other unfavorable features.

Related-Person Transactions Policy

Under the Company's related-person transactions policy, our executive officers, directors (and nominees), large stockholders, and their immediate family members (each a “Related Party”) may not enter into a transaction with Amalgamated Financial Corp. or a subsidiary in which the amount involved exceeds $120,000, and in which the Related Party has a direct or indirect material interest, without approval from the Chief Legal Officer or his/her designee and the Audit Committee. Under certain circumstances, a related party transaction may be brought before the Board for consideration, and the Board may elect to review any proposed related party transaction or designate another independent body of the Board to review the proposed transaction. Under the policy, Related Parties are deemed not to have a direct or indirect material interest in various types of transactions, including certain compensation provided in connection with the discharge of duties; indemnification or advancement of expenses; charitable contributions; transactions involving competitive bids; ordinary course loans and other ordinary course deposit, banking, commercial, fiduciary or other financial services relationships; and transactions in which a Related Party’s interest derives solely from his or her services as a director of another entity or from certain equity interests.

Our Audit Committee (or Board or other independent body of the Board) will take into account the following factors, as appropriate, among other factors it deems appropriate in approving or rejecting a proposed transaction: (i) the benefits to Amalgamated Financial Corp. and whether the transaction is consistent with the interests of Amalgamated Financial Corp. and its stockholders; (ii) whether the transaction would impair the independence of an otherwise independent non-employee director; (iii) the availability of other sources for comparable products or services; (iv) whether the terms of the transaction are fair to Amalgamated Financial Corp. and on the same basis as would apply if the transaction did not involve a Related Party; and (v) whether the transaction would present an improper conflict of interest.

Explanatory Note

Effective March 1, 2021, pursuant to the terms of a Plan of Acquisition, dated September 4, 2020 by and between the Bank and the Company, the Bank became a wholly owned subsidiary of the Company and each outstanding share of Class A common stock, par value $0.01 per share, of the Bank was exchanged for one share of common stock, $0.01 par value per share, of the Company (the “Reorganization”), as such, a portion of the historical discussion below relates to the Bank prior to the effective date of the Reorganization.

Investor Rights Agreement with Workers United

The previous investor rights agreement entered into with certain parties including the Workers United Related Parties terminated by its terms upon consummation of the Bank’s initial public offering in August 2018. To provide for certain agreements with respect to the corporate governance and certain other matters related to the Bank, upon the closing of our initial public offering, the Bank entered into, and following the Reorganization, we assumed, an investor rights agreement (the “2018 Investor Rights Agreement”) with the Workers United Related Parties. In addition, we have other banking relationships with Workers United and, as of December 31, 2023 and December 31, 2024, Workers United had $56.4 million and $71.4 million of deposits with the Bank, respectively.

The following is a summary of certain provisions of the 2018 Investor Rights Agreement. For more detail, you should refer to 2018 Investor Rights Agreement, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Pursuant to the 2018 Investor Rights Agreement, so long as the Workers United Related Parties, together with its affiliates and permitted transferees, owns a number of that shares that represent: (i) 10% of the total voting power, the Board of Directors must have exactly 13 members unless a waiver is granted (which such waiver has been granted with respect to our board size); and (ii) 20% of the total voting power, the Workers United Related Parties shall have the right to designate the Chair of the Board of Directors. Additionally, so long as the Workers United Related Parties, together with its affiliates and permitted transferees, owns a number of shares that represents: (i) at least 20% of the total voting power, then the Workers United Related Parties shall have the right to nominate five board members, two of which must be “independent” in accordance with the rules of the Nasdaq and applicable law (an “Independent Nominee”); (ii) between 15% and 19.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate four board members, two of which must be Independent Nominees; (iii) between 10% and 14.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate three board members, one of which must be an Independent Nominee; and (iv) between 5.0% and 9.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate two board members, one of which must be an Independent Nominee. Pursuant to the 2018 Investors Rights Agreement, we shall take all requisite corporate action to effect the nomination of each director named by the Workers United Related Parties. In the event that a Workers United Related Parties nominee resigns as a result of a decrease in its total voting power, the Board of Directors shall elect an Independent Nominee to fill the vacancy thereby created. If a Workers United Related Parties nominee resigns for any reason other than as a result of a decrease in the total voting power of the Workers United Related Parties, then the Workers United Related Parties shall have the exclusive right to replace such board member.

Furthermore, the Board of Directors will be required to have an executive committee, an audit committee, a compensation committee, a nominating and governance committee, a credit/enterprise risk committee, and a trust committee (each, a “Designated Committee”) at all times. Subject to applicable law, regulations and regulatory guidance, if the Workers United Related Parties are entitled to designate two Independent Nominees, then at least one of the Independent Nominees shall serve on each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, unless otherwise waived by the Workers United Related Parties; provided, however, that, in the event the Workers United Related Parties are only entitled to designate one Independent Nominee, that Independent Nominee shall serve on at least two of the Designated Committees. In any event, a board member designated by the Workers United Related Parties shall chair the Trust Committee. In addition, pursuant to the 2018 Investor Rights Agreement, the Chair of the board (who may be a Workers United Related Parties nominee) shall be the Chair of the Executive Committee.

Pursuant to the 2018 Investor Rights Agreement, the Workers United Related Parties: (i) entered into an agreement with the underwriters of the Bank’s initial public offering pursuant to which the Workers United Related Parties agreed not to sell or transfer any share of common stock for 180 days following the closing of the Bank’s initial public offering on August 13, 2018 without the prior written consent of the underwriters; and (ii) agreed not to sell or transfer any share of common stock for a one-year period following the closing of the initial public offering on August 13, 2018 without the Bank’s written consent. Following the restrictive periods above, the Workers United Related Parties, together with its affiliates and other permitted transferees, may sell their shares privately or to the public in accordance with the limitations imposed upon resales by affiliates of a non-bank issuer under Rule 144 promulgated under the Securities Act. Accordingly, beginning in mid-August 2019, the Workers United Related Parties became entitled to sell a number of shares of common stock within any three-month period that does not exceed the greater of:

•1.0% of the number of shares of our common stock then outstanding, which as of the record date equals approximately 306,874 shares;

•the average weekly trading volume in our common stock during the four calendar weeks preceding the date of the sale; provided, however, that the Workers United Related Parties may exceed this volume limitation with our consent, which shall not be unreasonably withheld; and

•sales by the Workers United Related Parties will also be subject to manner of sale provisions imposed by Rule 144.

Under the terms of the 2018 Investor Rights Agreement, Workers United Related Parties can demand that we prepare a prospectus for an underwritten public offering within 30 days of the Workers United Related Parties’ written notice stating its intent to conduct such public offering for all or part of its shares of common stock (a “Demand Offering”). The Workers United Related Parties will be entitled to one Demand Offering in any 90-day period. However, the 2018 Investor Rights Agreement provides that we do not have to effect any Demand Offering unless the anticipated aggregate offering price, net any underwriting discounts or commission, is at least $50 million. Further, we may postpone any Demand Offering for up to 120 days if the Board of Directors determines such postponement is necessary to avoid premature disclosure of a material matter required to be disclosed in the prospectus, except that we cannot postpone any Demand Offering unless we concurrently (A) require the suspension of sales in the open market by our senior executives and directors in accordance with our insider trading policy and (B) refrain from any public offering and open market purchases during the postponement. If we do postpone the delivery of a prospectus, the Workers United Related Parties shall be entitled to withdraw its request, in which case the offering will not count as one of the permitted Demand Offerings. We must provide written notice to the Workers United Related Parties of any postponement of the delivery of a prospectus.

In the event that we propose to effect an underwritten offering of our common stock for the Company or any other stockholder, the Workers United Related Parties will also have the rights under the 2018 Investor Rights Agreement to participate in that underwritten offering. We are generally responsible for all offering fees and expenses of a Demand Offering or an offering in which the Workers United Related Parties participate, including reimbursement of reasonable attorneys’ fees to the Workers United Related Parties, but not including any underwriting discounts or commissions or transfer taxes attributable to the sale of common stock in such an offering. The demand and piggyback participation rights granted to the Workers United Related Parties under the 2018 Investor Rights Agreement are intended to be equivalent to those granted to the PE Investors under their existing registration rights agreement.

Additionally, in the event that we prepare a prospectus for the sale of the Workers United Related Parties’ common stock in accordance with the provisions described in the preceding paragraphs, we must indemnify the Workers United Related Parties and its officers, directors, employees, and affiliates from claims, damages, liabilities, and expenses that arise out of or are based upon any untrue statement or alleged untrue statement in that prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make statements therein not misleading in that prospectus, or any violation of the Exchange Act or “blue sky” laws, except insofar and to the extent as the same are made in reliance and in conformity with information relating to the Workers

United Related Parties furnished in writing to us by the Workers United Related Parties expressly for use therein. In the event the Workers United Related Parties provide information and affidavits that we request for use in connection with that prospectus, the Workers United Related Parties must indemnify us and our officers, directors, employees, and affiliates from claims, damages, liabilities, and expenses that arise out of or are based upon any untrue statement or alleged untrue statement in our prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make statements therein not misleading in our prospectus, or any violation of the Exchange Act or “blue sky” laws, but only to the extent that the same are made in reliance and in conformity with information relating to the Workers United Related Parties furnished in writing to us by the Workers United Related Parties expressly for use therein.

The Workers United Related Parties entered into an Ownership Agreement among themselves (the “Ownership Agreement”), pursuant to which they agreed not to transfer any of their common stock unless the transfer complies with the 2018 Investor Rights Agreement. Pursuant to the Ownership Agreement, the Workers United Related Parties also agreed that, before offering any of their common stock to an unaffiliated third party, they will first offer the other Workers United Related Parties the opportunity to purchase such shares.

Interests of Certain Directors in the Consolidated Retirement Plan

Workers United, several of its affiliates, and the Bank are participating employers in the Consolidated Retirement Fund (the “CRF”), an ERISA multiemployer plan. Under our bylaws, any decision by the Bank to withdraw, in a complete or partial withdrawal, from the CRF, or to amend its participation in the CRF in a manner materially detrimental to its participants, shall require approval by not less than two thirds of the disinterested board members with such vote to be held at a board meeting at which all board members are given notice and an opportunity to participate in the discussion. In making such decision, the directors shall take into account each of the factors set forth in Section 7015(2) of the New York Banking Law and that the Bank is committed, as part of its mission and marketing efforts, to progressive pay policies for its employees. Each of the following directors is a participant under the CRF and, therefore, directly benefits from the Bank’s participation in the CRF: Ms. Fox, Ms. Kelly, and Mr. Romney Sr. In addition, Ms. Fox (as Chair), Mr. Romney Sr. and Ms. Brown also serve as trustees of the CRF. The Amalgamated Life Insurance Company is the other principal participant in the CRF. Ms. Fox, Ms. Kelly, and Mr. Romney Sr. are board members of The Amalgamated Life Insurance Company. In order to mitigate any potential conflict of interest between their positions as board members and participants in the CRF, these individuals would not be considered disinterested and therefore would not vote on any decision by the Bank to withdraw, in a complete or partial withdrawal, from the CRF, or to amend its participation in the CRF in a manner materially detrimental to its participants.

The NEOs participate in the CRF on the same terms as all other employees and their benefits are disclosed under "Pension Benefits." Ms. Tenner serves a trustee of the CRF.

Other Relationships

Edgar Romney Sr., one of our directors, is the father of Edgar Romney Jr., Executive Vice President and Chief Strategy and Administrative Officer of the Bank. Mr. Romney Jr. receives compensation based on a structure that also applies to other similarly situated employees. For the year ended December 31, 2024, Mr. Romney Jr. has received compensation in the amount of approximately $891,385 which includes his base salary, cash bonus, equity award and additional compensation.

COMPENSATION DISCLOSURE & ANALYSIS

Executive Summary

Financial Highlights

We delivered strong operating and financial results in 2024, which served as the backdrop for executive pay decisions. For the year ended December 31, 2024, we generated net income of $106.4 million, or $3.44 per diluted share, non-interest income of $33.2 million, and our efficiency ratio was 50.62%. For the year ended December 31, 2023, our net income was $88.0 million, or $2.86 per diluted share, non-interest income was $29.3 million, and our efficiency ratio was 52.04%. Our key core financial results are as follows:

Net Interest Income	Core Non-interest Income*
2024: $282.4 million	2024: $35.0 million
2023: $261.3 million	2023: $32.1 million

Core Net Income*	Core Efficiency Ratio*
2024: $107.8 million	2024: 50.33%
2023: $90.5 million	2023: 51.33%

Total Shareholder Return (Annual Average)	Core Diluted Earnings per Share ("EPS")*
3-year period ending in 2024: 27.6%	2024: $3.48
3-year period ending in 2023: 28.2%	2023: $2.94

*See Annex A for reconciliation of GAAP to non-GAAP measures referenced in this section. We believe these non-GAAP measures facilitate making period-to-period comparisons and are meaningful indications of our operating performance. In addition, because discrete items unrelated to our core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare our results to those of other companies.

Additional 2024 Financial Highlights
•Total deposits increased by $168.6 million, or 2.40% to $7.2 billion.
•Net loans receivable increased $267.2 million, or 6.1%, to $4.6 billion.
•Nonperforming assets improved, decreasing 12 basis points to $25.9 million or 0.31% of total assets.
•Classified or criticized assets improved by 42 basis points to 2.06% of total loans.

Key FY24 Themes

Asset Remix and Emphasis on Profitability	Deepened Segments Across our Franchise	Leading in Sustainable Lending	Unique and Resilient Political Deposit Enterprise
•Balance sheet fortification through capital and concentration ratio constrained growth • Established 8.5% Tier 1 Leverage ratio baseline • Profitability targets served as North Star	•Experienced and capable executive leadership team • Growth in target markets across the U.S. • Valuable, super-core customer deposit base with average relationship length of ~17 years	•Ever-increasing demand for clean energy • Do well financially and do good for the world • Contribute strong risk-adjusted returns and grow profitability	•Record deposit peak in Q3, consistent with growing and stable trend in political spending nationally • Competitive advantage through high-touch service model and customized products

Strategic Focus

The Company focuses on four key strategic pillars to drive our operating performance and execution:

Leaning into Our Mission	Deepening Customer Insights	Strengthening Customer Offerings	Driving Effectiveness and Efficiency
Grow the impact and visibility of our mission in alignment with enterprise goals.	Develop a data driven understanding of customer needs to deepen relationships and improve service offerings.	Focus on developing and expanding our product expertise to re-imagine our offerings and provide compelling products and services to our changemaker customers.	Improve the management of data to drive effectiveness and enhance customer experience.

Compensation Discussion and Analysis ("CD&A") Structure

The balance of this CD&A details on our executive compensation design, management, and outcomes and is organized as follows:

Executive Compensation Framework	Purpose of our Executive Compensation Program Executive Compensation Philosophy and Principles Key Elements of our Executive Compensation Program Performance Focus Performance Measures
Executive Compensation Management	Roles in Determining Executive Compensation Use of an Independent Compensation Consultant Use of Market Data Metric Selection and Goal Setting Compensation Risk Assessment

2024 Compensation Decisions and Outcomes	Compensation Decision Process 2024 Base Salary 2024 Annual Incentive Program Long-Term Incentives 2024 Long-Term Incentive Program ("LTIP") Grants
Additional Information
Executive Benefits
Perquisites
Post Termination Payments
Incentive Compensation Recovery Policy
Insider Trading Policy
Equity Grant Policy
Deductibility of Executive Compensation
Taxation of “Parachute” Payments and Deferred Compensation
Accounting for Stock-Based Compensation

Executive Compensation Framework

Purpose of our Executive Compensation Program

Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, and align our executives’ interests with those of our stockholders. We achieve this through a set of underlying principles that inform the design and operation of our executive compensation program. We believe that our 2024 compensation practices demonstrated our commitment to these principles in the face of a challenging environment. Our Named Executive Officers (“NEOs”) for fiscal year 2024, determined as of December 31, 2024, in accordance with SEC rules and regulations, are:

Named Executive Officer	Position
Priscilla Sims Brown	President & Chief Executive Officer ("CEO")
Jason Darby	Senior Executive Vice President & Chief Financial Officer
Sam Brown	Senior Executive Vice President & Chief Banking Officer
Sean Searby	Executive Vice President & Chief Operations Officer
Mandy Tenner	Executive Vice President & Chief Legal Officer

On February 24, 2025, Mr. Searby became Executive Vice President, Chief Information and Operations Officer, in connection with his entry into an Amended & Restated Employment Agreement.

Executive Compensation Philosophy and Principles

The Compensation Committee approves our compensation strategy and philosophy, and the compensation elements and programs for our named executive officers and other senior executives. The Compensation Committee is responsible for the review and approval of the CEO's compensation after reviewing the corporate goals and objectives and the CEO's performance against them. Our programs are designed to provide attractive and flexible compensation that reflects our growth and the need to attract and retain high-caliber talent. A critical part of executive responsibilities includes meeting our Corporate Social Responsibility ("CSR") considerations which are integral to how we measure success and align with the long-term interests of our stakeholders.

Our Total Compensation Strategy (“TCS”) reflects our view that our employees are our most important asset, and as such, we have taken several key steps in investing in our workforce, including by incorporating the full workforce in the Compensation Committee charter. The TCS provides broad-based equity compensation, which includes longer-term incentives paid over time for senior managers and executives, and bonus programs that allow our employees to share in our financial performance and serve as a retention strategy. Rewards are based on the achievement of assigned financial and non-financial goals. Additionally, we provide comprehensive employee benefits, career advancement opportunities, and measures to preserve a work/life balance.

Compensation incentives in the TCS program uphold an ethical and compliant culture. The Compensation Committee is charged with responsibility to ensure that compensation provisions and incentives do not encourage undue risk taking and instead promote safety and soundness of the Bank. The TCS rewards conduct that is in line with our values of maintaining the highest ethical standards. Clawback provisions and a ban on hedging and pledging practices reinforce our focus on compliance and accountability.

Our compensation philosophy rewards executives for achieving our financial objectives and building long-term value for our stockholders and other stakeholders. We also follow several other principles when designing our executive compensation program including:

Alignment with Shareholder and Stakeholder Interests

We believe that equity-based compensation and stock ownership should be a substantial part of our executive compensation program to link executives’ compensation with our shareholders’ returns. The greater the level of responsibility of the executive, the more his or her compensation should be stock-based and the higher his or her stock ownership requirement should be.

Simple and Transparent We believe that our executive compensation program should be transparent to our investors and employees, as well as simple and easy to understand.	Pay at Risk We believe that the more senior an executive’s position, the more compensation should be “at risk,” which means it will vary based on our financial results and stock price performance.
Market Competitive

We benchmark compensation against our compensation peer group and look at other factors including performance, scope of responsibilities, and impact on the company's performance as well as internal equity considerations.
Retention-Oriented We believe that our compensation program should support retention of our experienced executives and support our leadership succession plans.	Sound Governance Practices We continually review best practices in the area of executive compensation and incorporate those practices in our executive compensation arrangements.

Key Elements of Our Executive Compensation Program

The key elements of our NEOs' compensation, and how these elements are linked to performance, are summarized in the chart below. For each NEO, the Compensation Committee reviews and approves annually each component of compensation and the resulting total compensation.

	Compensation Element	Purpose	Performance Alignment
Fixed	Salary	•Provide competitive levels of fixed pay to attract and retain executives •Recognize role scope, skills required, performance, contribution, leadership and potential	•Individual performance taken into account when considering pay actions
Variable	Annual Incentive Plan	•To motivate and reward the successful execution of our operating plan and strategic goals as well as individual performance	•Opportunity of 0%-200% of target based on performance
	Long-Term Incentive Plan	•Attract, retain and motivate executive talent •Align interests with our stockholders and value realization with stock price; drive accountability for long-term performance
•Performance-based shares (50%), 2024 equity awards cliff vest after 3 years
•Time-based restricted stock units (50%), 2024 equity awards vest ratably over 3 years
•In determining target values we use the stock closing price at the grant date

Performance Focus

In line with our compensation principles, our NEOs are primarily rewarded through performance-based cash and equity incentive awards. This is intended to both encourage and recognize strong company performance and stock price growth, further driving stockholder value. Through our Annual Incentive Plan (“AIP”), we provide performance-based cash incentives to motivate and reward the successful execution of our operating plan and strategic goals as well as individual performance. Long-term equity incentives are awarded through a combination of performance-based restricted stock units ("PRSUs"), and time-based restricted stock units ("TRSUs") in order to link executive compensation more closely with the Company's performance. The diagrams below depict each element of target compensation as a percentage of total target direct compensation for our CEO and other NEOs, expressed as an average, for 2024. In determining target values, we use the stock closing price at the grant date for PRSUs and TRSUs.

CEO Pay Mix

Salary - 20%
Bonus - 20%
PSU - 30%
TRSU - 30%

Other NEOs Average Pay Mix
TRSU - 19%
Salary - 34%
PSU - 19%
Bonus - 28%

Performance Measures

Our incentive plans balance short- and long-term performance goals to ensure that the interests of our executives are aligned with those of our stockholders for short- and long-term performance. The following provides a summary overview of the short- and long-term corporate goals for our NEOs.

	Goals	Rationale	Weight
Annual Incentive Plan	Core Earnings*	Incentivize management to meet and exceed earnings which aligns with a focus on growth	40%
	Adjusted Core Efficiency Ratio*	Incentivize management to meet and exceed expense control which aligns with a focus on the efficiency of our operations	20%
	Growth of Non-Time Deposits	Incentivize management to meet and exceed deposit growth which aligns with a focus on growth in our core relationships	20%
	Nonperforming Assets to Total Assets	Incentivize management to meet and exceed limiting our nonperforming assets which aligns with a focus on the credit quality of our interest earning assets	20%

Long-Term Incentive Plan	Growth in Adjusted Tangible Book Value*	Emphasizes long-term sustainable growth and capital adequacy	50%
	Relative Total Shareholder Return	Emphasizes an alignment to long-term stockholder value	50%

*See Annex A for reconciliation of GAAP to non-GAAP measures referenced in this section. We believe these non-GAAP measures facilitate making period-to-period comparisons and are meaningful indications of our operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to our core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare our results to those of other companies.

“Core earnings” is defined as net income after tax excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, tax credits and accelerated depreciation on solar equity investments, taxes on notable pre-tax items, and other discretionary items as approved by the Board.

“Adjusted core efficiency ratio” is defined as core non-interest expense (total non-interest expense excluding costs related to branch closures, restructuring/severance, and acquisitions) divided by core operating revenue (total net interest income plus total non-interest income excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, and tax credits and accelerated depreciation on solar equity investments), and other discretionary items as approved by the Board.

Adjusted Tangible Book Value (“Adjusted TBV”) is calculated during the three-year performance period and averaged over such period, and is determined using the following formula:
Stockholders’ equity, excluding minority interests, preferred stock, goodwill, core deposit intangibles, mergers and acquisitions, share repurchases, non-core items (such as tax adjustments), dividends paid on Company stock, stock-based compensation expense, and other comprehensive income.

In addition, we incorporate individual performance in determining final bonus payouts and awarding target long-term incentive ("LTI"). Individual performance emphasizes individual accountability and aligns to our strategic priorities as per the assessment framework defined below: This performance year ("PY") process allows the Compensation Committee a more holistic approach to performance measurement.

Internal Controls, Regulatory Compliance & Assessments	Strategic Priorities	Climate and Social
•Results of regulatory assessments •Audit results (internal and external) •Controls in line with the Bank's growth plans	•Alignment to the strategic pillars and foundations •Progress toward our long-term strategic plan	•Mission-aligned business and people plans •Staff retention •Succession plans for critical roles

Executive Compensation Management

The Compensation Committee consists of independent directors who review, develop, amend and approve our executive compensation program. To ensure the executive compensation program is effective, reasonable, and consistent with our values the Compensation Committee uses a variety of inputs including the results of our annual say-on-pay vote (98.5% approval received last year), feedback from stockholders, the advice of the Compensation Committee's independent compensation consultant informed by market practices, and input from the President and CEO.

Roles in Determining Executive Compensation

Compensation Committee
•Develop, amend, and approve executive compensation programs to remain consistent with our values and philosophy, support the recruitment and retention of executive talent, oversee succession of executive talent, and help achieve business objectives
•Determine and approve the appropriate level of compensation for all executive officers
•Determine and approve short- and long-term incentive plan targets for all executive officers
•Evaluate CEO individual performance
•Select the independent compensation consultant and determine its engagement
•Review talent development and succession plans for the NEOs

CEO •Evaluate performance for the executive officers, other than herself, and make compensation recommendations to the Compensation Committee
Independent Compensation Consultant
•Inform the Compensation Committee of market trends, developments in executive compensation, and provide recommendations for appropriate adjustments to the Company's compensation programs, policies, and practices in-line with our business and talent strategies, and investor expectations
•Analyze the prevailing executive compensation structure and plan designs, and help the Compensation Committee assess the competitiveness of our compensation program in the context of aligning executive officer interests with those of our stockholders

All compensation actions, short-term and long-term performance goals and objectives, contractual agreements, and benefits are evaluated and determined by the Compensation Committee.

Use of an Independent Compensation Consultant

The Compensation Committee has retained an independent compensation consultant, Farient Advisors, LLC ("Farient") to provide advice on best practices and market developments, as well as to provide independent advice to the Compensation Committee.

The Compensation Committee regularly meets with the independent compensation consultant without management present. The independent compensation consultant participates in Compensation Committee meetings throughout the year, reviews materials in advance, consults with the Chair of the Compensation Committee, provides to the Compensation Committee data on market trends and compensation design, assesses recommendations for base salary and annual incentive awards for our NEOs, and periodically meets with management. The independent compensation consultant may provide consulting advice to management outside the scope of executive compensation with the approval of the Compensation Committee. In 2024, Farient did not provide consulting advice or services to management outside the scope of executive compensation. The Compensation Committee does not delegate authority to its independent compensation consultant.

The independent compensation consultant gathers and analyzes data at the direction of the Compensation Committee, advises the Compensation Committee on compensation standards and trends, and assists in the development of policies and programs. The Compensation Committee directs, approves, and evaluates the work of the independent compensation consultant in relation to all executive compensation matters. Based on an assessment of independence criteria, including those enumerated in the Nasdaq listing standards, the Compensation Committee determined that Farient was independent and that engagement of Farient did not present any conflicts of interest.

Use of Market Data

Due to our commitment to growth and our need to compete for talent with much larger institutions, the Compensation Committee does not target executive compensation at any particular percentile of the market and views each position versus the market based on incumbent capabilities, years of experience, tenure in the position, responsibilities, job performance, and internal equity. The Compensation Committee annually reviews the appropriateness of the positioning of our senior executive positions versus relevant market information from our peers and industry surveys.

Peers
1st Source Corporation	First Commonwealth Financial Corporation
Ameris Bancorp	Flushing Financial Corporation
Axos Financial, Inc	Home Bancshares, Inc. (Conway, AR)
Brookline Bancorp, Inc.	NBT Bancorp Inc.
Byline Bancorp, Inc.	OceanFirst Financial Corp.
Cathay General Bancorp	Peapack-Gladstone Financial Corporation
ConnectOne Bancorp, Inc.	Provident Financial Services, Inc.
Dime Community Bancshares, Inc.	Renasant Corporation
Enterprise Financial Services Corp	ServisFirst Bancshares, Inc.
First Busey Corporation	Univest Financial Corporation

For the 2024 compensation peer group, the Compensation Committee took into consideration the Bank’s high-growth orientation and diversified business mix, which resulted in a set of quantitative and qualitative criteria that aligned with the company's business model, including:
•Banks as classified by the Global Industry Classification Standard
•Headquarters and primary operations in major metropolitan areas
•Total assets with a range of 0.25 to 4.0 times Amalgamated Financial Corp
•Banks with similar growth trajectories, investor outlooks, and total shareholder returns
•Banks that offer commercial banking, trust, and investment management services.

Metric Selection and Goal Setting

Our Compensation Committee made its annual compensation determinations for our NEOs in the context of our Total Compensation Strategy, and after consideration of Company and individual performance as discussed in the Performance Measures section above. In setting 2024 annual compensation, our Compensation Committee took into account the Company’s 2024 operating performance and each NEO's individual performance during that year, a process which is also known as performance year compensation.

Each year, in determining the annual and long-term incentive goals, the Compensation Committee reviews the Firm’s historical performance and a reasonable range of possible financial outcomes consistent with the Bank's expectations of future performance. For the 2024 performance goals, these outcomes were considered in the context of (among other things) the expected impacts of: the future state of markets, earnings volatility, Federal Reserve tightening policies and the higher inflation impact on the U.S. and global economies, and global regulatory requirements, all of which affect the range of outcomes in the short- and medium-term.

Compensation Risk Assessment

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program and the incentives created by the compensation programs that it administers, on the Company’s risk profile. The Compensation Committee is responsible for determining the appropriate pay mix and total compensation for our NEOs, establishing the appropriate performance metrics for our incentive programs, and for maintaining our Incentive Compensation Recovery Policy. In addition, the Compensation Committee reviews all employee compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company. The Committee's independent consultant conducted a risk assessment of our compensation programs. This assessment included, but was not limited to, evaluation of our compensation program features.

The Compensation Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse effect on the Company.

2024 Compensation Decisions and Outcomes

Compensation Decision Process

Compensation Decisions

As part of the compensation decisions, the Compensation Committee evaluates the compensation of the peer group, market data, and relevant facts and circumstances so it may align with the market standard and offer competitive compensation to its executives. After consideration of the various elements, the Compensation Committee determines the appropriate compensation for the Named Executive Officers so that it aligns with the individual performance and the company strategy. Compensation decisions are determined on an annual basis dependent upon the current responsibility and the prior compensation of the Named Executive Officer. The decisions are made in the best interests of all stakeholders. To ensure adequacy of the compensation decisions, the Compensation Committee incorporates the input of the CEO and CHRO into the decision-making process, where the CEO and CHRO provide recommendations on compensation except their own.

The 2024 decision-making process for determining executive compensation is shown in the table below:

Base salary	Incentive Compensation (Performance Year 2023)	Incentive Compensation (Performance Year 2024)
In the beginning of 2024, the Compensation Committee •reviewed competitive pay information for all executive, including NEOs •reviewed and approved pay recommendations for 2024 base salaries	In the beginning of 2024, the Compensation Committee •certified the 2023 annual incentive plan performance and payouts •certified the 2021-2023 long-term incentive plan performance and payouts
In the beginning of 2024, the Compensation Committee
•reviewed and approved the 2024 annual incentive plan targets, measures, and goals
•reviewed and approved the 2024-2026 long-term incentive plan targets, measures and goals for the 2024 equity awards

In the beginning of 2025, the Compensation Committee
•certified the 2024 annual incentive plan performance and payouts
•certified the 2022-2024 long-term incentive plan performance and payouts

2024 Base Salaries

The base salary of each NEO was reviewed with a March 1, 2024 effective date as summarized in the chart below. The Compensation Committee concluded that the changes are reasonable and appropriate after considering a competitive analysis of market data of our compensation peer group provided by the Compensation Committee’s independent compensation consultant, the recommendations of our CEO, other than with respect to her own base salary, and other factors described in this proxy statement. Consequently, in 2024, the Committee reviewed the base salaries for all of the then-current NEOs to reflect each individual’s responsibilities and performance and to increase their base salaries to more market competitive levels.

Executive Officer	2023 Year End Base Salary	2024 Increase in Annualized Base Salary	2024 Annualized Salary
Priscilla Sims Brown	$1,000,000	4.0%	$1,040,000
Jason Darby	$441,000	4.0%	$458,640
Sam Brown	$370,480	4.0%	$385,300
Sean Searby	$355,680	0.0%	$355,680
Mandy Tenner	$343,200	3.0%	$353,496

2024 Annual Incentive Program (AIP)

The Compensation Committee believes that annual cash incentive compensation is an integral component of our Total Compensation Strategy that links executive decision‑making and performance with our annual strategic objectives. We use this component to focus management on the achievement of corporate financial metrics and individual performance metrics while considering the mitigation of any risks that may affect our overall financial performance.The value of annual cash incentive payments earned by our NEOs in 2024 is disclosed in the Summary Compensation Table included in this proxy statement.

Each year, the Compensation Committee sets the amount of each participant’s target annual incentive opportunity, stated as a percent of the participant’s base salary, as captured in the table below:

Name	Base Salary ($)	Target Annual Incentive as a Percent of Base Salary (%)	Target Annual Incentive Opportunity ($)
Priscilla Sims Brown	$1,040,000	80.0%	$832,000
Jason Darby	$458,640	50.0%	$229,500
Sam Brown	$385,300	75.0%	$288,750
Sean Searby	$355,680	40.0%	$142,272
Mandy Tenner	$353,496	40.0%	$141,398

For 2024, the Committee established the AIP metrics, including the weighting of each metric and payout opportunities at threshold, target and maximum performance levels, shown in the tables below. Threshold performance pays out at 50% of target level. For performance at the maximum level, payout doubles to 200% of target level. Linear interpolation is used to determine awards for performance between the identified points.

Corporate Performance Metrics

Metrics and Weightings	Core Earnings	Adjusted Core Efficiency Ratio	Growth of Non-Time Deposits	Non-Performing Assets to Total Assets
Corporate Roles - NEOS	40%	20%	20%	20%

Weighted Opportunity Payouts	Core Earnings	Adjusted Core Efficiency Ratio	Growth of Non-Time Deposits	Non-Performing Assets to Total Assets
Maximum	80%	40%	40%	40%
Target	40%	20%	20%	20%
Threshold	20%	10%	10%	10%
Below Threshold	0%	0%	0%	0%

The Compensation Committee chose these corporate performance metrics for the following key reasons:

•Core Earnings is a key component to building stockholder value;
•Adjusted Core Efficiency Ratio measures expense control and the efficiency of our operations, which are goals we should continually strive for in order to provide for the best financial return for our stockholders, and our Named Executive Officers are best situated to impact our efforts in this regard;
•Growth of our Non-Time Deposits is a strong indicator of the growth of our business, as it shows growth in our core relationships; and
•Nonperforming Assets to Total Assets serves as a key measure of the credit quality of our interest earning assets.

Performance in 2024 against Corporate Performance Metrics

The following tables summarize the threshold, target, and maximum performance levels set by the Compensation Committee for 2024 and the actual results achieved in 2024 for the Core Earnings, Adjusted Core Efficiency Ratio, Growth of Non-Time Deposits, and Nonperforming Assets metrics that apply to our NEOs. In determining the actual results for 2024 relative to business targets set for 2024, the Compensation Committee did not exercise discretion.

Corporate Objective Performance Range
Measures	Weighting	Threshold	Target	Maximum	Actual Result	Payout (% of Target)
Core Earnings (in millions)	40%	$96.1	$104.0	$108.0	$101.8*	72%
Adjusted Core Efficiency Ratio	20%	52.0%	50.8%	50.2%	50.3%*	178%
Growth of Non-Time Deposits	20%	0.0%	2.4%	5.0%	4.50%	179%
Nonperforming Assets to Total Assets	20%	0.45%	0.32%	0.28%	0.31%	107%

						% Earned
Payout Opportunity		50%	100%	200%		121%

*See Annex A for reconciliation of GAAP to non-GAAP measures referenced in this section.

Performance in 2024 against Individual Performance Metrics

After this determination was made, Ms. Brown engaged the Committee in a further discussion of the Company’s performance and of each NEO’s individual performance compared to their objectives, and rated each executive in the equivalent of a 5-point scale with 5 being the highest rating. In light of the accomplishments by each NEO that were cited by Ms. Brown to the Compensation Committee, it was recommended by Ms. Brown and approved by the Compensation Committee that the individual performance-related rating for each NEO be set as follows:

Mr. Darby - 4, Mr. Brown - 4, Mr. Searby - 4, and, Ms. Tenner - 4.

In the case of Ms. Brown, in early 2025 the Board assessed her performance against her 2024 goals, which included: Strategy and Execution, Operations, Senior Leadership and Culture, and Board Relations and External Relations. The Compensation Committee determined that an individual performance rating of 4.0 was appropriate given performance against these measures.

Based on our corporate performance and each Named Executive Officer’s individual performance, the Compensation Committee awarded the following cash incentive awards to our Named Executive Officers in 2024.

	Annual Incentive Earned
Name	FY 24 Award	FY23 Award	% Difference	FY24 Award as % of Target
Priscilla Sims Brown	$1,000,000	$917,000	9%	120%
Jason Darby	$380,000	$368,430	3%	166%
Sam Brown	$475,000	$459,604	3%	165%
Sean Searby	$225,000	$173,776	29%	158%
Mandy Tenner	$225,000	$201,909	11%	158%

Note: Actual bonus amounts may not match calculation formula due to rounding shown within the table.

Long-Term Incentive Plan (LTIP)

The Compensation Committee believes that senior management equity ownership effectively aligns the interests of senior management with those of our stockholders. Accordingly, we have implemented equity-based incentives to both encourage our management’s long-term service and give management a more direct interest in our future success. The awards granted in 2024 included performance-vesting restricted stock units ("PRSUs") and time-vesting restricted stock units ("TRSUs") pursuant to the Amalgamated Financial Corp. 2023 Equity Incentive Plan and its predecessors.

The grant date fair values of the TRSUs and the PRSUs are disclosed in the Summary Compensation Table included in this proxy statement. Each award agreement provides for double-trigger vesting of unvested awards following a change in control and for acceleration upon termination in certain circumstances, as described below under “Potential Payments upon Termination or Change in Control.” PRSUs and TRSUs accrue dividends based on dividends paid on common shares, but those dividends are paid in cash upon satisfaction of the specified vesting requirements on the underlying award.

2022 PRSU Results

2022-2024 Relative Total Shareholder Return (“rTSR”). For the 2022 PRSU grants, 50% of the performance was based on the achievement of TSR performance relative to our 2022 TSR Peer Group over a three-year performance period. The original 2022 Peer Group included 78 companies. Our rTSR for the period placed us above the 75th percentile (1st out of 69 banks) relative to our 2022 TSR Peer Group. The following table illustrates threshold, target, and maximum relative performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and maximum performance, are interpolated.

The table also includes the relative performance result and the percentage of grants earned as determined by the Compensation Committee.

	Threshold	Target	Maximum	Actual Results
Percentile performance relative to the 2022 TSR peer group	25th	50th	75th	> 75th
% of grants earned	50%	100%	150%	150%

The following table shows the rTSR PRSU grants approved in February 2022 by the Committee for the NEOs and the earned awards approved by the Committee in February 2025 after it determined the 2022-2024 rTSR relative performance results.

NEO	Number of Units at Threshold	Number of Units at Target	Number of Units at Maximum	2022-2024 Earned PRSUs
Priscilla Sims Brown	6,980	13,959	20,939	20,939
Jason Darby	1,222	2,443	3,665	3,665
Sam Brown	935	1,870	2,805	2,805
Sean Searby	796	1,591	2,387	2,387
Mandy Tenner	315	630	945	945

2022-2024 Growth in Adjusted Tangible Book Value (“Adjusted TBV”). For the 2022 PRSU grants, 50% of the performance was based on the achievement of Adjusted TBV growth over a three-year performance period from January 1, 2022 through December 31, 2024. The following table illustrates threshold, target, and maximum relative performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and superior performance, are interpolated. The table also includes the relative performance result and the percentage of grants earned as determined by the Compensation Committee.

	Threshold	Target	Maximum	Actual Results
Performance	7.18%	10.25%	13.33%	14.27%*
% of grants earned	50%	100%	150%	150%

*See Annex A for reconciliation of GAAP to non-GAAP measures referenced in this section.

The following table shows the Adjusted TBV PRSU grants approved in February 2022 by the Committee for the NEOs and the earned awards approved by the Committee in February 2025 after it determined the 2022-2024 Adjusted TBV performance results.

NEO	Number of Units at Threshold	Number of Units at Target	Number of Units at Maximum	2022-2024 Earned PRSUs
Priscilla Sims Brown	7,188	14,376	21,564	21,564
Jason Darby	1,262	2,523	3,785	3,785
Sam Brown	966	1,932	2,898	2,898
Sean Searby	822	1,644	2,466	2,466
Mandy Tenner	326	651	977	977

2024 Long-Term Incentive Plan ("LTIP") Grants

In February 2024, the Compensation Committee approved grants for the NEOs under the LTIP. The values granted to each NEO are set forth below, as well as the percentage apportioned in the form of PRSUs and TRSUs.

NEO	Value Granted	TRSUs	PRSUs
Priscilla Sims Brown	$1,500,007	50%	50%
Jason Darby	$354,810	50%	50%
Sam Brown	$295,041	50%	50%
Sean Searby	$167,264	50%	50%
Mandy Tenner	$155,792	50%	50%

The number of PRSUs and TRSUs granted were based on the fair market value in accordance with ASC 718 at the grant date. The number of PRSUs granted assumes target achievement of performance metrics.

TRSU Grants
The TRSUs will vest in three equal annual installments on each anniversary of the applicable grant date, subject to the NEO’s continued service through the vesting date.

PRSU Grants
The PRSU grants are based 50% on the Company's TSR relative to our 2024 peer group as measured over a three-year period (March 1, 2024 through February, 28, 2027) and 50% based on growth in the Company's Adjusted TBV as calculated for each calendar year during the three-year performance period and averaged over such period (January 1, 2024 through December 31, 2027).

rTSR PRSU Grants
The following table illustrates the number of units granted for performance at threshold, target, and maximum levels for rTSR.

NEO	Number of Units at Threshold	Number of Units at Target	Number of Units at Maximum
Priscilla Sims Brown	8,443	16,885	25,328
Jason Darby	1,997	3,994	5,991
Sam Brown	1,661	3,321	4,982
Sean Searby	942	1,883	2,825
Mandy Tenner	877	1,754	2,631

The following table illustrates threshold, target, and maximum relative performance levels for the rTSR PRSUs and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and maximum performance will be interpolated. Payout will be capped at 100% if absolute TSR is negative.

	2024 rTSR PRSU Grants
	Threshold	Target	Maximum
Percentile performance relative to the 2024 TSR peer group	25th	50th	75th
% of grants earned	50%	100%	150%

Adjusted TBV Growth PRSU Grants
The following table illustrates the number of units granted for performance at threshold, target, and maximum levels for Adjusted TBV growth.

NEO	Number of Units at Threshold	Number of Units at Target	Number of Units at Maximum
Priscilla Sims Brown	8,082	16,163	24,245
Jason Darby	1,912	3,823	5,735
Sam Brown	1,590	3,179	4,769
Sean Searby	901	1,802	2,703
Mandy Tenner	839	1,678	2,517

The 2024 Adjusted TBV Growth PRSU grant is measured against adjusted TBV growth performance levels set by the Compensation Committee. Adjusted TBV is calculated during the three-year performance period and averaged over such period, and is determined using the following formula:
Stockholders’ equity, excluding minority interests, preferred stock, goodwill, core deposit intangibles, mergers and acquisitions, share repurchases, non-core items (such as tax adjustments), dividends paid on common stock, stock-based compensation expense, and other comprehensive income.

The following table illustrates threshold, target, and maximum relative performance levels for the Adjusted TBV growth PRSUs and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and maximum performance will be interpolated.

	2024 Adjusted TBV Growth PRSU Grants
	Threshold	Target	Maximum
Performance	7.18%	10.25%	13.33%
% of grants earned	50%	100%	150%

Performance and payout opportunities reflect the dual character of both rTSR and Adjusted TBV growth PRSU grants:
•The grants are performance-based to ensure payout opportunities are aligned with stockholder interests.
•The grants are also competitive in nature and as such reflect performance and payout opportunities aligned with our compensation peer group and the broader market in which we compete for talent.

All shares earned will vest in early 2027 at the time the Compensation Committee evaluates the three-year performance for both rTSR and Adjusted TBV growth.

2024 Differential Investment Awards

In April 2024, the Compensation Committee awarded special LTI awards to recognize the leadership team's efforts in driving superior financial performance and for retention purposes. These awards consisted of an equal mix of RSUs and PRSUs, with substantially the same performance conditions and vesting requirements as for the annual LTI awards, as described above.

NEO	Total Award Value	Number of PRSUs at Target	Number of RSUs
Priscilla Sims Brown	$1,499,988	33,062	32,355
Jason Darby	$250,002	5,510	5,393
Sam Brown	$250,002	5,510	5,393
Sean Searby	$150,005	3,306	3,236
Mandy Tenner	$150,005	3,306	3,236

Employment Agreements

Agreement with Priscilla Sims Brown

On May 10, 2021, the Company and Ms. Brown entered into an employment agreement (the "Brown Employment Agreement"). The agreement has an initial term of three years that automatically extends for additional one year terms unless either party gives the other notice of intention to terminate at least 60 days before the end of the current term. Under the Brown Employment Agreement, Ms. Brown received an annual base salary of $800,000, which was subject to increase at the discretion of the Board of Directors, or decrease as part of an across-the-board reduction applicable to other senior executives. In addition, she was (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, initially targeted at 70% of her current base salary, based on the achievement of performance metrics established by the Board of Directors (the “CEO Annual Bonus Target”), and (ii) beginning in 2022, she was entitled to equity-based incentive compensation under the Company's equity incentive plans, initially with an aggregate potential value of any such annual awards to be equal to 100% of her current base salary, subject to increase at the discretion of the Board of Directors. Ms. Brown was also entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Under the Brown Employment Agreement, she also received, on June 1, 2021 (the "Effective Date"), a cash signing bonus of $500,000 (the “Signing Bonus”), and an award of time-vesting restricted stock units with a grant date fair value of $2,500,000, in accordance with our 2021 Equity Incentive Plan, that will vest in equal installments on the first, second and third anniversaries of the Effective Date, based on her continued employment.

We also agreed to reimburse her for up to $100,000 in relocation and transition expenses. If Ms. Brown had been terminated for “cause” or had resigned other than for “good reason” (each as defined in the agreement), prior to the first anniversary of the effective date of the Brown Employment Agreement, then she would have been obligated to repay to the Company, in full, the Signing Bonus. Finally, we also agreed to reimburse her for up to $25,000, upon presentation of appropriate documentation, for her reasonable expenses of legal counsel incurred in connection with the negotiation of her employment agreement.

The Brown Employment Agreement provided severance payments and benefits upon certain termination events, as discussed below under "Potential Payments Upon Termination or Change in Control."

On March 25, 2025, Ms. Brown entered into an Amended & Restated Employment Agreement that amends and restates the Brown Employment Agreement (the "Brown Amended & Restated Employment Agreement"). The Brown Amended & Restated Employment Agreement and the employment relationship shall continue for thirty-six (36) full calendar months. Commencing on January 1, 2026, and continuing on January 1 of each year thereafter (each, an “Anniversary Date”), the Brown Amended & Restated Employment Agreement shall renew for an additional twelve (12) months such that the remaining Term shall be thirty-six (36) months, unless the Company or Ms. Brown gives the other party written notice of its/her election not to extend the term at least ninety (90) days prior to the applicable Anniversary Date.

Beginning with the fiscal year commencing January 1, 2025, the Company shall pay to Ms. Brown a base salary at an annual rate equal to $1,080,000, and the Company may, at the discretion of the Board, at any time and from time to time prospectively (i) increase Ms. Brown’s base salary, or (ii) decrease Ms. Brown’s base salary as part of an across-the-board percentage reduction for its other senior executives, provided such reduction shall be pari passu with such senior executives. In addition, Ms. Brown will be (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, targeted at 80% of her base salary, based on the achievement of performance metrics established by the Board of Directors, and (ii) she will be entitled to equity-based incentive compensation under the Company’s equity incentive plans, with an aggregate potential value equal to $1,560,000, subject to increase at the discretion of the Compensation Committee and approval by the Board of Directors. Ms. Brown is entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Agreement with Jason Darby

On August 24, 2022, Mr. Darby entered into an employment agreement with us to serve as our Senior Executive Vice President and Chief Financial Officer. Pursuant to the agreement, Mr. Darby initially will receive an annual base salary of $420,000. In addition, he is (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, targeted at 50% of his current base salary, based on the achievement of performance metrics established by the Company’s Board of Directors and (ii) entitled to equity-based incentive compensation under the Company’s equity incentive plans, initially with an aggregate potential value of any such annual awards to be equal to 50% of his current base salary. Mr. Darby will continue to be entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Under the employment agreement, Mr. Darby also received, on August 24, 2022, an award of time-vesting restricted stock units with a value equal to $420,000. The award was granted in accordance with the Company’s 2021 Equity Incentive Plan, and it will vest in equal installments on the first, second and third anniversaries of the employment agreement's effective date, based on the officer's continued employment. The grant date fair value of this award is disclosed in the Summary Compensation Table.

The agreement provides severance payments and benefits upon certain termination events, as discussed below under “Potential Payments Upon a Termination or Change in Control.”

Agreement with Sam Brown

On August 24, 2022, Mr. Brown entered into an employment agreement with us to serve as our Senior Executive Vice President and Chief Banking Officer. Pursuant to the agreement, Mr. Brown will initially receive an annual base salary of $352,000. In addition, he is (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, initially targeted at 75% of his current base salary, based on the achievement of performance metrics established by the Company’s Board of Directors and (ii) initially entitled to equity-based incentive compensation under the Company’s equity incentive plans, with an aggregate potential value of any such annual awards to be equal to 50% of his current base salary. Mr. Brown will continue to be entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Mr. Brown also received, on August 24, 2022, an award of time-vesting restricted stock units with a value equal to $352,000. The award was granted in accordance with the Company’s 2021 Equity Incentive Plan, and it will vest in equal installments on the first, second and third anniversaries of the employment agreement's effective date, based on the officer's continued employment. The grant date fair value of this award is disclosed in the Summary Compensation Table.

The agreement provides severance payments and benefits upon certain termination events, as discussed below under “Potential Payments Upon a Termination or Change in Control."

Agreement with Sean Searby

On August 24, 2022, Mr. Searby entered into an employment agreement (the "Searby Employment Agreement") with us to serve as our Executive Vice President and Chief Operations Officer. Pursuant to the Searby Employment Agreement, Mr. Searby initially received an annual base salary of $342,000. In addition, he was (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, initially targeted at 40% of his current base salary, based on the achievement of performance metrics established by the Company’s Board of Directors and (ii) initially entitled to equity-based incentive compensation under the Company’s equity incentive plans, with an aggregate potential value of any such annual awards to be equal to 40% of his current base salary. Mr. Searby continued to be entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Mr. Searby also received, on August 24, 2022, an award of time-vesting restricted stock units with a value equal to $342,000. The award was granted in accordance with the Company’s 2021 Equity Incentive Plan, and it will vest in equal installments on the first, second and third anniversaries of the employment agreement's effective date, based on the officer's continued employment.

The Searby Employment Agreement provides severance payments and benefits upon certain termination events, as discussed below under “Potential Payments Upon a Termination or Change in Control."

On February 24, 2025, Mr. Searby entered into an Amended & Restated Employment Agreement (the "Searby Amended & Restated Employment Agreement") whereby he became our Executive Vice President, Chief Information and Operations Officer. The Searby Amended & Restated Employment Agreement and the employment relationship shall continue for thirty-six (36) full calendar months. Commencing on January 1, 2026 and continuing on January 1 of each year thereafter (each, an “Anniversary Date”), the Searby Amended & Restated Employment Agreement shall renew for an additional twelve (12) months such that the remaining term shall be thirty-six (36) months, unless the Company or Mr. Searby gives written notice of its/his election not to extend the term at least ninety (90) days prior to the applicable Anniversary Date.

Beginning with the fiscal year commencing January 1, 2025, the Company shall pay to Mr. Searby a base salary at an annual rate equal to $420,000, and the Company may, at the discretion of the Board, at any time and from time to time prospectively (i) increase Mr. Searby’s base salary, or (ii) decrease Mr. Searby’s base salary as part of an across-the-board percentage reduction for its other senior executives, provided such reduction shall be pari passu with the CEO. In addition, Mr. Searby will be (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, targeted at 40% of his base salary, based on the achievement of performance metrics established by the Board of Directors, and (ii) he will be entitled to equity-based incentive compensation under the Company’s equity incentive plans, with an aggregate potential value equal to 40% of his base salary, subject to increase at the discretion of the Compensation Committee and approval by the Board of Directors. Mr. Searby is entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

On September 1, 2025, the Mr. Searby will receive a one-time retention award of restricted stock units that have a value equal to $420,000 (based upon the closing price on the immediately preceding day).

Agreement with Mandy Tenner

On August 24, 2022, Ms. Tenner entered into an employment agreement with us to serve as our Executive Vice President and Chief Legal. Pursuant to the agreement, Ms. Tenner will initially receive an annual base salary of $330,000. In addition, she is (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, initially targeted at 40% of her current base salary, based on the achievement of performance metrics established by the Company’s Board of Directors and (ii) initially entitled to equity-based incentive compensation under the Company’s equity incentive plans, with an aggregate potential value of any such annual awards to be equal to 40% of her current base salary. Ms. Tenner will continue to be entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Ms. Tenner also received, on August 24, 2022, an award of time-vesting restricted stock units with a value equal to $330,000. The award was granted in accordance with the Company’s 2021 Equity Incentive Plan, and it will vest in equal installments on the first, second and third anniversaries of the employment agreement's effective date, based on the officer's continued employment.

The agreement provides severance payments and benefits upon certain termination events, as discussed below under “Potential Payments Upon a Termination or Change in Control."

Additional Information

Executive Benefits

To attract and retain talent, the Amalgamated Bank provides NEOs other benefits generally provided to other Company employees, including:
•Health and dental insurance (the Company pays a portion of costs);
•Basic life insurance;
•Long-term disability insurance;
•Participation in the Amalgamated Bank 401(k) Plan;
•Defined Contribution Pension Benefit ("DCPB") contributions;
•Employee Stock Purchase Plan ("ESPP")

We also provide our employees with career advancement opportunities. We have an explicit commitment to strong social and human capital management standards. As of December 31, 2024, approximately 21% of our employees are unionized under a collective bargaining agreement. Employees are aware of our stance in supporting organized labor and workers’ rights. In 2019, we became the first U.S. bank to raise our minimum wage to $20 per hour. Over the course of 2021, we participated in the development of the Living Wage Initiative along with a select group of corporate leaders with strong human capital management track records and have now been certified as a Living Wage Employer.

Perquisites

Our perquisites are not a significant element of our compensation program. They are limited in nature and focused on areas directly related to a business purpose or help to foster the health, security, and well-being of our senior executives for the benefit of the Company. During 2024, the following perquisites were provided to our CEO and other Named Executive Officers:
•Security and transportation services for the CEO;
•Corporate housing for the CEO; and
•Legal and financial planning services

The Compensation Committee will be conducting a comprehensive review of perquisites and executive benefits and their administration in 2025.

Stock Ownership Guidelines

We have a stock ownership policy that requires officers with the title Executive Vice President and above, otherwise referred to as covered individuals, to own a significant amount of our common stock. Covered individuals are currently in compliance with the policy or are still within the five-year period to achieve compliance.

Specific guidelines are:

•Four times the then annual base salary for the President and Chief Executive Officer;
•Two times the then annual base salary for the Senior Executive Vice Presidents; and
•One times the then annual base salary for other Executive Vice Presidents.

The period to achieve compliance is five years from the later of (1) the day the covered individual becomes subject to the policy, or (2) the day of adoption of these guidelines, which was October 30, 2019. The Compensation Committee monitors ownership levels and compliance on an annual basis. Below is a summary of shares that qualify for the ownership requirements described above (unvested stock options, performance shares and performance units not yet earned, and shares transferred to another person are excluded):

•shares owned outright, including shares owned jointly with a spouse,
•shares held in a retirement (e.g., 401(k)) or other deferred compensation plan of the Company,
•Net Shares underlying unvested, time-based shares of restricted stock or restricted stock units, and

•Net Shares underlying vested but unexercised stock options.

“Net Shares” are those shares that remain after shares are sold or netted to pay withholding taxes and the exercise price of stock options, if applicable.

Prohibitions on Hedging and Pledging

We consider it improper and inappropriate for our Directors, officers and employees to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, under our Insider Trading Policy, we prohibit:

•trade in puts, calls or similar options on any of our securities or the sale of any of our securities “short”;
•hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow a Director, officer or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock; and
•holding our securities in a margin account or pledging our securities as collateral for a loan.

Incentive Compensation Recovery

Our Incentive Compensation Recovery Policy complies with SEC rules and related Nasdaq listing standards by mandating recovery of incentive-based compensation if it is determined that an accounting restatement is required due to our material noncompliance with any financial reporting requirements under the federal securities laws. Amalgamated will recoup incentive-based compensation received by executive officers and key employees during the three fiscal years prior to such determination, to the extent those amounts would not have been received based on the restated financial statements.

Furthermore, our Policy requires recovery of incentive compensation if it is determined that an executive officer or key employee has engaged in misconduct which adversely compromised the security, stability, operation or reputation of Amalgamated, or caused or otherwise contributed to the need for an accounting restatement. The Board in its sole discretion may cause Amalgamated to recoup some or all of the incentive-based compensation received by that individual during the three fiscal years prior to such determination. We have filed the Policy as an exhibit to our Annual Report on Form 10-K.

Insider Trading Policy

We have adopted an Insider Trading Policy and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K. In addition, with regard to the Company's trading in its own securities, it is the Company's policy to comply with the federal securities laws and the applicable exchange listing requirements.

Option Grant Practices

We do not currently grant stock options to our employees. The Compensation Committee would not take material nonpublic information into account when determining the timing and terms of option awards, and we would not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Deductability of Executive Compensation

Section 162(m) of the Internal Revenue Code generally places a $1 million annual deduction limit on compensation paid to “covered employees,” which includes our NEOs. The Compensation Committee makes compensation decisions based on our guiding compensation principles and the interests of stockholders, even if such compensation is non-deductible by the Company.

Taxation of "Parachute Payments" and Deferred Compensation

We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that they might owe because of the application of Sections 280G, 4999, or 409A of the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests in our Company, and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or other service provider to the Company in the event that they receive “deferred compensation” that does not meet certain requirements of Section 409A of the Internal Revenue Code.

Accounting for Stock-Based Compensation

We follow The Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including TRSUs and PRSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below for equity awards to our NEOs as required by the applicable SEC rules. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that the recipient of such compensation is required to render service in exchange for the award. For PRSUs, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommended to the Board of Directors that it be included in this Proxy Statement.

COMPENSATION COMMITTEE
Meredith Miller, Chair
Mark A. Finser
Robert Romasco

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to our Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries for the three most recently completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Retention Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Priscilla Sims Brown	2024	1,029,231	—		1,500,007	1,000,000	1,499,988	56,043	249,389	5,334,658
President and Chief Executive Officer	2023	959,615	—		1,300,000	917,000	—	43,360	67,897	3,287,872
	2022	836,539	50,000		1,000,000	932,960	—	27,454	124,962	2,971,915

Jason Darby	2024	453,891	—		354,810	380,000	250,002	42,951	14,636	1,496,290
Senior Executive Vice President and Chief Financial Officer	2023	435,346	—		295,000	368,430	—	36,515	9,869	1,145,160
	2022	401,154	—		175,000	320,000	420,000	28,698	4,452	1,349,304

Sam Brown	2024	381,310	—		295,041	475,000	250,002	20,621	14,360	1,436,334
Senior Executive Vice President and Chief Banking Officer	2023	365,505	—		250,000	459,604	—	16,973	14,002	1,106,084
	2022	347,424	83,750		134,000	400,000	352,000	14,187	7,647	1,339,008

Sean Searby	2024	355,680	71,136	(7)	167,264	225,000	150,005	22,756	12,144	1,003,985
Executive Vice President and Chief Operations Officer	2023	351,997	29,640	(7)	136,800	173,776	—	18,562	4,917	715,692

Mandy Tenner	2024	350,724	—		155,792	225,000	150,005	24,276	4,898	910,695
Executive Vice President and Chief Legal Officer
(1)The values of all LTIP PRSUs and TRSUs reported in this column were computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions for 2024 awards, see "Long term incentive plans" section of Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. For 2024, amounts included in this column are the dollar amounts of (i) the value of TRSUs granted in March 2024 to the following NEOs: Ms. Brown $750,010, Mr. Darby $177,410, Mr. Brown $147,529, Mr. Searby $83,636, and Ms. Tenner $77,906, and (ii) the value of the PRSUs granted assuming vesting at the Target level, as follows: Ms. Brown $749,997, Mr. Darby $177,400, Mr. Brown $147,512, Mr. Searby $83,628, and Ms. Tenner $77,886. Assuming vesting of PRSUs at the Maximum level, the value of these PRSUs would have been as follows: Ms. Brown $1,125,019, Mr. Darby $266,112, Mr. Brown $221,291, Mr. Searby $125,453, and Ms. Tenner $116,829. The number of PRSUs are determined on after the completion of the performance period, based on the achievement of the Board-established performance metrics. The vesting schedule for awards under the 2024 LTIP are described in the “Outstanding Equity

Awards” table below. The awards are forfeited to the extent that they are not vested if the officer leaves voluntarily or is terminated for cause.
(2)Annual Incentive Program (AIP) Bonus was approved on February 19, 2025 and was paid on March 7, 2025.
(3)2024 Differential Investment Awards: In April 2024, the Compensation Committee awarded special LTI awards to recognize the leadership team's efforts in driving superior financial performance and for retention purposes. The values reported in this column were computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions for 2024 awards, see "Long term incentive plans" section of Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The RSUs will vest in equal installments on the first, second and third anniversaries of the grant date. The PRSUs will cliff vest on the third anniversary of the grant date subject to meeting certain performance criteria. Assuming vesting of PRSUs at the Maximum level, the value of these PRSUs would be as follows: Ms. Brown $1,125,021, Mr. Darby $187,488, Mr. Brown $187,488, Mr. Searby $112,515 and Ms. Tenner $112,515. The number of PRSUs are determined on after the completion of the performance period, based on the achievement of the Board-established performance metrics. The vesting schedule for awards under the 2024 LTIP are described in the “Outstanding Equity Awards” table below. The awards are forfeited to the extent that they are not vested if the officer leaves voluntarily or is terminated for cause.
(4)These amounts reflect changes in pension value for each NEO’s accumulated benefit under the Amalgamated Financial Corporation Pension Plan (“Qualified Pension Plan”). The assumptions used in the actuarial liabilities as of January 1, 2024 are as follows: Assumes normal retirement age, assumed rate of return on investments of 7.75% and discount rate (net of Plan expenses). The Mortality basis used is the The Pri-2012 White Collar mortality table, set back 1 year and projected generationally with improvement scale MP-2021, except for disabled lives. A moderate rate of termination of employment was assumed. Such rates vary by length of employment during the first five years of employment and by attained age thereafter. Select rates (rates that vary by length of employment) are not used for Amalgamated Bank participants
(5)Normal retirement age is age 65 for all participants. It is assumed that the participants will elect the single life annuity form.
(6)Amounts for Ms. Brown reflect the following perquisites:
•A car and driver service with an incremental cost of $159,502 in 2024, which Ms. Brown used primarily for commuting to and from her home in Philadelphia. The car expense includes annual depreciation as well as the cost of maintenance, insurance, gas and oil, and the driver expense includes base salary plus benefits. Ms. Brown used Uber and other car services costing $28,235 in 2023 and $9,381 in 2022.
•Security services costing $1,442 in 2024 and $74,774 in 2022, which were provided on certain occasions in light of physical threats made against Ms. Brown.

The value of Ms. Brown’s 2022 perquisites was updated from $76,590 to $92,181, and the value of her 2023 perquisites was updated from $0 to $28,337, based on a perquisites review. For Ms. Brown, the remaining amounts in this column reflect the cost of a long-term stay option in New York City, legal and financial planning services, $70,528 of cash dividends distributed in 2024 on vesting of restricted stock units and other miscellaneous items.

For the other Named Executive Officers, amounts in this column reflect cash dividends distributed on vesting of restricted stock units.
(7) Mr. Searby received a critical resource bonus in 2023 and 2024 for assuming temporary additional responsibilities for the management of the digital and customer experience department. In 2025, Mr. Searby assumed these responsibilities on a permanent basis in connection to his promotion and as a result this bonus was built in his base salary.

Grants of Plan Based Awards

The following table sets forth certain information pertaining to grants of plan based awards to the NEOs during 2024.

Name	Grant Date	Award Type	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payout under equity incentive plan awards(2)			All other stock awards of shares of stock or units(3) (#)	Grant date fair value of stock awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Priscilla Sims Brown	3/1/2024	PRSU				16,524	33,048	49,572		$749,997
		TRSU							32,328	$750,010
	4/1/2024(5)	PRSU				16,531	33,062	49,593		$749,999
		TRSU							32,355	$749,989
		Cash	416,000	832,000	1,664,000

Jason Darby	3/1/2024	PRSU				3,909	7,817	11,726		$177,400
		TRSU							7,647	$177,410
	4/1/2024(5)	PRSU				2,755	5,510	8,265		$124,992
		TRSU							5,393	$125,010
		Cash	114,750	229,500	459,000

Sam Brown	3/1/2024	PRSU				3,250	6,500	9,750		$147,512
		TRSU							6,359	$147,529
	4/1/2024(5)	PRSU				2,755	5,510	8,265		$124,992
		TRSU							5,393	$125,010
		Cash	144,375	288,750	577,500

Sean Searby	3/1/2024	PRSU				1,843	3,685	5,528		$83,628
		TRSU							3,605	$83,636
	4/1/2024(5)	PRSU				1,653	3,306	4,959		$74,995
		TRSU							3,236	$75,010
		Cash	71,136	142,272	284,544

Mandy Tenner	3/1/2024	PRSU				1,716	3,432	5,148		$77,886
		TRSU							3,358	$77,906
	4/1/2024(5)	PRSU				1,653	3,306	4,959		$74,995
		TRSU							3,236	$75,010
		Cash	70,699	141,398	282,796

(1)The amounts in these columns reflect the range of possible cash payouts under the 2024 Annual Incentive Program. The awards were earned based on the achievement of pre-determined performance goals for Core Earnings, Adjusted Core Efficiency Ratio, Growth in Non-Time Deposits and Non-Performing Assets to Total Assets. See “2024 Annual Incentive Program (AIP)” for additional details.
(2)The number of common shares in these columns reflects the range of possible vesting of PRSUs. The awards will vest based on the achievement of pre-determined performance goals for growth in Adjusted Tangible Book Value and relative Total Shareholder Return, for the performance period. See "Long-Term Incentive Program" for additional details.
(3)The number of common shares in these columns reflects the TRSUs granted in 2024. See “Long-Term Incentive Plan” for additional details.
(4)The amounts in this column reflect the full grant date fair value of awards calculated in accordance with FASB ASC. No. 718. For PRSUs, the value represents shares at target.
(5)2024 Differential Investment Awards. In April 2024, the Compensation Committee awarded special LTI awards to recognize the leadership team's efforts in driving superior financial performance and for retention purposes.The RSUs will vest in equal installments on the first, second and third anniversaries of the grant date. The PRSUs will cliff vest on the third anniversary of the grant date subject to meeting certain performance criteria. The awards are forfeited to the extent that they are not vested if the officer leaves voluntarily or is terminated for cause.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table provides a summary of equity awards outstanding as of December 31, 2024 for the Named Executive Officers.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(6) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(7) (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(6) ($)
Priscilla Sims Brown	92,772	(1)	$3,105,079	122,117	(8)	$4,087,256

Jason Darby	25,199	(2)	$843,411	24,572	(9)	$822,425

Sam Brown
	21,861	(3)	$731,688	21,134	(10)	$707,355

Sean Searby	14,997	(4)	$501,950	13,138	(11)	$439,729

Mandy Tenner	13,840	(5)	$463,225	10,829	(12)	$362,447
(1)Represents the following unvested TRSUs granted to Ms. Brown that vest based on her continued service through the vesting date:
•9,586 that vest on February 25, 2025;
•18,503 that vest ratably over two years on February 15, 2025, and 2026;
•32,328 that vest ratably over three years on March 1, 2025, 2026, and 2027; and
•32,355 that vest ratably over three years on April 1, 2025, 2026, and 2027

(2)Represents the following unvested TRSUs granted to Mr. Darby that vest based on his continued service through the vesting date:
•1,684 that vest on February 15, 2025;
•6,276 that vest on August 24, 2025;
•4,199 that vest ratably over two years on February 15, 2025, and 2026;
•7,647 that vest ratably over three years on March 1, 2025, 2026, and 2027; and
•5,393 that vest ratably over three years on April 1, 2025, 2026, and 2027

(3)Represents the following unvested TRSUs granted to Mr. Brown that vest based on his continued service through the vesting date:
•1,290 that vest on February 15, 2025;
•5,260 that vest on August 24, 2025;
•3,559 that vest ratably over two years on February 15, 2025, and 2026;
•6,359 that vest ratably over three years on March 1, 2025, 2026, and 2027; and
•5,393 that vest ratably over three years on April 1, 2025, 2026, and 2027

(4)Represents the following unvested TRSUs granted to Mr. Searby that vest based on his continued service through the vesting date:
•1,097 that vest on February 15, 2025;
•5,111 that vest on August 24, 2025;
•1,948 that vest ratably over two years on February 15, 2025, and 2026;
•3,605 that vest ratably over three years on March 1, 2025, 2026, and 2027; and
•3,236 that vest ratably over three years on April 1, 2025, 2026, and 2027

(5)Represents the following unvested TRSUs granted to Ms. Tenner that vest based on her continued service through the vesting date:
•435 that vest on February 15, 2025;
•4,932 that vest on August 24, 2025;
•1,879 that vest ratably over two years on February 15, 2025, and 2026;
•3,358 that vest ratably over three years on March 1, 2025, 2026, and 2027; and
•3,236 that vest ratably over three years on April 1, 2025, 2026, and 2027

(6)Amount based on closing price of our common stock as reported on Nasdaq on December 31, 2024 of $33.47 per share as reported by NASDAQ.

(7)Represents PRSUs that are subject to the achievement of pre-established performance measures and the officer’s continued service through the end of each applicable performance period. Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis. PRSUs that do not vest will be forfeited. The corporate performance metrics for the PRSUs are growth in Adjusted Tangible Book Value and relative TSR and are measured separately and subject to different performance periods. Under applicable SEC rules, the number of unearned PRSUs reported assumes the units are earned and vested (i) with regard to the PRSUs tied to growth in Adjusted Tangible Book Value, at 1.5x the number of units granted (representing satisfaction at the maximum performance level), and (ii) with regard to PRSUs tied to relative TSR, at 1.5x the number of units granted (representing satisfaction at the maximum performance level).

(8)Represents the following unvested PRSUs granted to Ms. Brown that cliff vest upon satisfaction of performance requirements through the performance period:
•28,335 that vest in 2025;
•27,672 that vest in 2026; and
•66,110 that vest in 2027

(9)Represents the following unvested PRSUs granted to Mr. Darby that cliff vest upon satisfaction of performance requirements through the performance period:
•4,966 that vest in 2025;
•6,279 that vest in 2026; and
•13,327 that vest in 2027

(10)Represents the following unvested PRSUs granted to Mr. Brown that cliff vest upon satisfaction of performance requirements through the performance period:
•3,802 that vest in 2025;
•5,322 that vest in 2026; and
•12,010 that vest in 2027

(11)Represents the following unvested PRSUs granted to Mr. Searby that cliff vest upon satisfaction of performance requirements through the performance period:
•3,235 that vest in 2025;
•2,912 that vest in 2026; and
•6,991 that vest in 2027

(12)Represents the following unvested PRSUs granted to Ms. Tenner that cliff vest upon satisfaction of performance requirements through the performance period:
•1,281 that vest in 2025;
•2,810 that vest in 2026; and
•6,738 that vest in 2027

Option Exercises and Stock Vested

The following table sets forth information regarding the value realized by our NEOs on stock awards vested during the year ended December 31, 2024. No stock options were exercised during the year.

Name	Stock Awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Priscilla Sims Brown	70,055	1,748,270
Jason Darby	16,580	466,631
Sam Brown	15,443	431,672
Sean Searby	13,196	373,701
Mandy Tenner	6,302	193,658

(1)Based on the closing price of our common stock on the respective vesting dates.

Pension Benefits

The Consolidated Retirement Fund (the “Pension Plan”) is a multi-employer pension plan which provides a defined benefit pension benefit for eligible employees who meet certain eligibility requirements. The Pension Plan pays a regular monthly income in addition to any benefit the employee is entitled to receive from Social Security. Pension Plan benefits are provided solely through employer contributions set by a collective bargaining or participation agreement between the Pension Plan and the Bank. For purposes of this discussion, capitalized terms have the meanings assigned to them in the Pension Plan, unless otherwise defined here.

An employee automatically becomes a participant of the Pension Plan on the earlier of January 1 or July 1 after they attain age 21 and complete 1,000 Hours of Service in a period of 12 consecutive months (starting on their first day of work). Thereafter, all 12-month Service periods begin on January 1 of the next calendar year.

An employee is vested when they have five years of Vesting Service. They are credited with one full year of Vesting Service if they complete at least 1,000 Hours of Service in a calendar year in Covered Employment. They are also automatically fully vested when they reach both age 65 and their fifth anniversary of participation in the Pension Plan, regardless of their years of Vesting Service, as long as they are still a member of the Pension Plan. Once an employee is vested, their pension benefits cannot be lost.

The Pension Plan provides monthly annuity benefits payable to participants who retire at Normal Retirement, Early Retirement, Postponed Retirement and Deferred Vested Retirement (as defined in the Pension Plan). No Named Executive Officers were eligible for Early Retirement as of December 31, 2024, which requires that they reach both age 55 and 15 years of Vesting Service. Benefits are payable in different forms depending on an employee’s marital status and the choices they and their spouse make. For federal tax purposes, benefits from this Pension Plan are usually considered ordinary income and subject to taxation at the time of receipt.

The computation of an employee’s benefit amount is based on their “Credited Service” and "Average Monthly Salary." "Average Monthly Salary" is the average of salary for 60 consecutive calendar months during the 120 months preceding an employee’s termination of employment. Salary only includes basic compensation and pre-tax elective deferrals. The amount of an employee’s monthly Regular Retirement or Deferred Vested Benefit will be the sum of:

a. 1.65% of Average Monthly Salary multiplied by years of Credited Service (up to a maximum of 15 years)

b. PLUS 1.925% of Average Monthly Salary multiplied by years of Credited Service in excess of 15 years.

Credited Service is capped at 50 years.

The following table sets forth certain information pertaining to the present value of accumulated benefits payable to our NEOs as of December 31, 2024. The amounts reflected have been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits as of December 31, 2024(1) ($)	Payments During Last Fiscal Year ($)
Priscilla Sims Brown	Consolidated Retirement Fund	3.7	$146,035	$—
Jason Darby	Consolidated Retirement Fund	9.5	$203,092	$—
Sam Brown	Consolidated Retirement Fund	10.1	$103,188	$—
Sean Searby	Consolidated Retirement Fund	9.5	$93,924	$—
Mandy Tenner	Consolidated Retirement Fund	8.8	$93,966	$—

(1) Please refer to footnote (4) to the Summary Compensation Table for the assumptions used to calculate the present value of accumulated benefits.

Non-qualified Deferred Compensation

The Company's Board of Directors adopted a nonqualified Bonus Deferral And Deferred Stock Unit Program ("Bonus Deferral Plan") to provide for a bonus deferral opportunity with matching benefits to certain eligible executives. The Bonus Deferral Plan allows participating executives to defer up to 100% of their annual incentive plan bonus in the form of deferred stock units ("DSUs") which will convert to shares issuable upon the earliest to occur of the executive’s separation from service (including death), a change of control or a qualifying financial emergency. Payouts are made in a lump sum or in installments up to five years, according to participant elections. DSUs pay out in shares of Company stock. The Company will match 100% up to 35% of any deferred bonus, in the form of additional DSUs credited to participants’ plan accounts. Executives are required to elect their deferral amount prior to the start of the performance year. Participants’ voluntary DSUs are fully vested. However, their matching DSUs are subject to vesting requirements based on age and years of service (as well as the one-year minimum vesting requirement under the Plan). To the extent that cash dividends are declared, DSUs are credited with dividend equivalent amounts in the form of additional DSUs. Contributions to the Bonus Deferral Plan began in 2025.

Potential Payments Upon Termination

The following table shows estimated payments that would be made to the NEOs upon specified events, assuming such events occurred on December 31, 2024, pursuant to each NEO’s employment agreement, equity awards, and other benefit plans or arrangements under the various circumstances presented. In addition, the NEOs are entitled to certain retirement benefits under plans maintained by the Bank or the Company that are not conditioned on a termination of employment or a change in control of the Bank or the Company. The NEOs are participants in the Consolidated Retirement Fund, as described above in the Pension Benefits section of this Proxy Statement, and details regarding their benefits in the pension plan are disclosed in the Pension Benefits table of this Proxy Statement.

Name(1)	Type of Payment	Involuntary Termination(2) ($)	Termination Due to Death(3) ($)	Termination Due to Disability(3) ($)	Involuntary Termination after Change in Control(4) ($)	Retirement
Priscilla Sims Brown	Cash Severance Payment	$1,872,000	$—	$—	$3,276,000	$—
	Life, Health & Disability	$38,419	$440,000	$—	$38,419	$—
	Long Term Incentives	$2,293,766	$3,775,751	$11,377,591	$11,377,591	$4,337,879

Jason Darby	Cash Severance Payment	$687,960	$—	$—	$1,203,930	$—
	Life, Health & Disability	$38,419	$465,000	$—	$38,419	$—
	Long Term Incentives	$617,823	$919,387	$2,934,549	$2,934,549	$1,514,484

Sam Brown	Cash Severance Payment	$674,273	$—	$—	$1,179,978	$—
	Life, Health & Disability	$38,419	$490,000	$—	$38,419	$—
	Long Term Incentives	$504,493	$774,931	$2,529,897	$2,529,897	$1,250,506

Sean Searby	Cash Severance Payment	$497,952	$—	$—	$871,416	$—
	Life, Health & Disability	$42,032	$465,000	$—	$42,032	$—
	Long Term Incentives	$384,169	$541,344	$1,729,930	$1,729,930	$985,256

Mandy Tenner	Cash Severance Payment	$494,894	$—	$—	$866,065	$—
	Life, Health & Disability	$38,419	$465,000	$—	$38,419	$—
	Long Term Incentives	$291,055	$442,273	$1,545,845	$1,545,845	$828,148

(1)Ms. Brown, Mr. Darby, Mr. Brown, Mr. Searby and Ms. Tenner were covered under individual Employment Agreements in 2024.
(2)Involuntary termination without cause - The Executive receives 12 months of salary, payment of bonus at target, and a prorated bonus payment depending on date of termination (assume 100% payment, upon term as of last day of fiscal year) and 12 months of COBRA coverage. Number in table assumes that employee terminates after the end of the performance/fiscal year.
(3)In the event of Death or Disability, the Executive's estate shall receive company paid Life Insurance benefit and bank owned life insurance payment if applicable.
(4)If the Company terminates the Executive’s employment without Cause other than due to Disability within ninety (90) days prior to a Change in Control and the Executive reasonably demonstrates that such termination was at the request of the eventual acquirer in connection with such Change in Control, such severance payment shall be in an amount equal to the sum of (i) twenty-one (21) months of the Executive’s Base Salary in effect on the date of such termination, and (ii) an amount equal to one hundred seventy-five percent (175%) of the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, payable in equal monthly installments for a period of twenty-one (21) months. If not yet paid, Executive will also receive in full any prior year’s Annual Bonus not yet paid as of the termination date, payable on the normal payment date provided under the plan and paid entirely in cash. Payments that would otherwise have been owed to the Executive prior to the 60th day after termination of employment shall be made to the Executive on the 60th day after such termination of employment. In addition, if the Executive satisfies the release condition set forth in the preceding paragraph, then from the date of their termination of employment until twelve (12) months following the end of the month in which such termination occurs, the Company shall pay the premiums for any “COBRA” continuation health coverage for which the Executive is eligible during such 12-month period under Section 4980B of the Internal Revenue Code of 1986.

Employment Agreements

The following Named Executive Officers have entered into employment agreements, as previously described, that include payments and benefits triggered under certain circumstances of their separation from the Company.

Ms. Brown’s Amended and Restated Employment Agreement

Under her Amended and Restated Employment Agreement, if Ms. Brown’s employment is terminated without “cause” by the Company, by the Company's non-renewal of the then-current term of the agreement, or for “good reason” by her (each as defined in the agreement), she is entitled to receive, subject to her execution of a release agreement, an amount equal to the sum of (i) 12 months of her current base salary, (ii) an amount equal to the "CEO Annual Bonus Target" (as defined in the agreement) in effect for the fiscal year in which the date of such termination occurs, and (iii) an amount equal to her CEO Annual Bonus Target in effect for the fiscal year in which her employment terminates (pro rated for the portion of the fiscal year before her termination), payable in 12 equal monthly installments. The Company will also pay, or reimburse her, for her COBRA premiums for a period of 12 months.

Under the Amended and Restated Employment Agreement, if (i) Ms. Brown’s employment is terminated without “cause” by the Company, by the Company’s non-renewal of the then-current term of the agreement, or for “good reason” by her (each as defined in the agreement), within 12 months following a change in control of the Company or (ii) Ms. Brown’s employment is terminated without “cause” other than due to disability within 90 days prior to a change in control of the Company because she can reasonably demonstrate the eventual acquirer requested such termination, then in each case, Ms. Brown will be entitled to an amount equal to the sum of (i) 21 months of her current base salary and (ii) an amount equal to 175% of the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, payable in 21 equal monthly installments.

Under the Amended and Restated Employment Agreement, if Ms. Brown’s employment is terminated for “cause,” due to her election not to renew the then-current term of the agreement, by her without “good reason,” or due to her death or disability (each as defined in the agreement), she is not entitled to any of the severance benefits described in the preceding paragraphs.

Ms. Brown’s Amended and Restated Employment Agreement does not include any excise tax gross ups; however, if any of the payments or benefits provided for under her employment agreement or otherwise payable to Ms. Brown would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Ms. Brown would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Ms. Brown. Her agreement also requires that she keep the Company’s information confidential. In addition, she is subject to provisions related to non-competition and non-solicitation of customers and employees for the longer of (i) 12-months following termination of her employment or (ii) the severance payment period.

Other Named Executive Officers’ Employment Agreements

For Messrs. Darby, Brown, Searby and Ms. Tenner, their employment agreements provide if their employment is terminated without “cause” by the Company, by the Company’s nonrenewal of the then-current term of the agreement, or for “good reason” by the officer, the officer is entitled to receive, subject to execution of a release agreement, an amount equal to the sum of (i) 12 months of base salary, (ii) an amount equal to the “Annual Bonus Target” (as defined in the agreement) in effect for the fiscal year in which the date of such termination occurs, and (iii) an amount equal to the Annual Bonus Target in effect for the fiscal year in which employment terminates (pro rated for the portion of the fiscal year before termination), with the sum payable in 12 equal monthly installments. The Company will also pay, or reimburse the officer, for their COBRA premiums for a period of 12 months.

Under each employment agreement, , if (i) an officer’s employment is terminated without “cause” by the Company, by the Company’s nonrenewal of the then-current term of the agreement, or for “good reason” by the officer (each as defined in the agreement), within 12 months following a “change in control” of the Company or (ii) an officer’s employment is terminated without “cause” other than due to “disability” within 90 days prior to a “change in control” of the Company because the officer can reasonably demonstrate the eventual acquirer requested such termination, then in each case, the officer will be entitled to an amount equal to the sum of (i) 21 months of base salary and (ii) an amount equal to 175% of the Annual Bonus Target in effect for the fiscal year in which the date of such termination occurs, payable in 21 equal monthly installments.

Under each employment agreement, if an officer’s employment is terminated for “cause,” due to an election not to renew the then-current term of the agreement, by the officer without “good reason,” or due to death or “disability,” the officer is not entitled to any of the severance benefits described in the preceding paragraphs.

Each employment agreement does not include any excise tax gross ups; however, if any of the payments or benefits provided for under an employment agreement or otherwise payable to an officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the officer would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the officer.

Equity Award Agreements

Named Executive Officers’ Restricted Stock Unit Award Agreement

In the event of the executive’s termination due to disability or retirement, and no “cause” exists, then (a) the unvested portion of TRSUs will continue to vest on the original vesting schedule as if no separation from service occurred and (b) with respect to PRSUs, the executive will be issued a pro rata number of PRSUs based on actual achievement of the applicable performance measures at the end of the subject performance period without regard to the separation from service, subject to pro-ration based on the number of full months that the executive worked during each performance period prior to the effective date of the executive’s separation from service as a percentage of the total performance period.

If the executive is involuntarily terminated by us without “cause,” if the executive voluntarily resigns for “good reason,” or upon executive’s death and if no “cause” exists, then (a) the unvested portion of TRSUs will immediately vest on a pro-rata basis based on the number of full months the executive has worked since the date of grant and (b) with respect to PRSUs, the executive will be issued a pro rata number of PRSUs based on target achievement of the applicable performance measures, subject to pro-ration based on the number of full months that executive worked during each performance period prior to the effective date of the executive’s separation from service as a percentage of the total performance period.

If the executive separates from service within one year following a change in control (other than for “cause,” death or disability), or the executive voluntarily terminates his employment for “good reason” then (a) the unvested portion of the TRSUs will immediately vest as of immediately prior to the effective date of such termination and (b) the PRSUs will vest based on the Compensation Committee’s determination of actual performance as of (i) the most recent-completed fiscal quarter (with regard to the PRSUs tied to growth in adjusted tangible book value), and (ii) as of the date of the change in control (with regard to the PRSUs tied to relative TSR). However, if actual performance cannot be determined, the PRSUs will vest based on achievement of performance measures at target, subject to pro-ration based on the number of full months that executive worked during each performance period prior to the effective date of executive’s separation from service as a percentage of the total performance period.

If the executive is terminated for “cause,” then all unvested time-based restricted stock units will be forfeited and the Company shall have the right to repurchase any shares issued to the executive pursuant to the vested time-based restricted stock units at the lower of fair market value or the price paid by the executive.

CEO Pay Ratio

Pursuant to Section 953 (b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402 (u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO.

For 2024, annual total compensation of our median employee other than our CEO was $102,995 and the annual total compensation for our CEO as reported in the 2024 Summary Compensation Table was $5,334,658. Based on this information, for 2024 we estimate the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 52 to 1.

We identified our median employee using our entire workforce, as of December 31, 2024, including all full-time and part-time employees of the Bank. We used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2024, as our “consistently applied compensation measure” for purposes of identifying the median employee. We annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2024, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

We determined the annual total compensation for our median employee by calculating total compensation for such employee using the same methodology that was used to calculate annual total compensation for our CEO, in accordance with the requirements of Item 402 (c)(2)(x) of Regulation S-K.

With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table, which is included in this Proxy Statement.

The SEC’s rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

Pay Versus Performance Disclosure

The Company’s executive compensation program is designed to align pay outcomes with annual and long-term business performance and shareholders’ interests. Our program design choices, including the level of pay at risk, the mix of short-term and long-term incentives, the mix of long-term incentive vehicles, the metrics selected, and the rigor of incentive goals, all work together toward this objective.

The Compensation Committee, along with its consultant, Farient, has assessed the relationship between realizable pay for our executives and the financial and TSR performance of the company. The results of these analyses have guided our pay decisions and the evolution of our pay program to ensure strong pay and performance alignment. The Pay versus Performance disclosure below provides an additional perspective on pay and performance alignment.

The table below shows Compensation Actually Paid (“CAP”) (as defined by the SEC in Item 402(v) of Regulation S-K) for our executives and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs”. For additional information regarding how the Company aligns NEO compensation with performance, refer to the Compensation Discussion & Analysis.

									Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for First PEO(1)(2)	Compensation Actually Paid to First PEO(1)(3)	Summary Compensation Table Total for Second PEO(1)(2)	Compensation Actually Paid to Second PEO(1)(3)	Summary Compensation Table Total for Third PEO(1)(2)	Compensation Actually Paid to Third PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Company Total Shareholder Return(4)	Former Peer Group KBW Bank Index Total Shareholder Return(5)	New Peer Group KBW Regional Banking Index Total Shareholder Return(6)	Net Income ($ millions)(7)	Adjusted Tangible Book Value Growth(8)
2024	$5,334,658	$7,858,652	N/A	N/A	N/A	N/A	$1,211,826	$1,643,727	$262.41	$147.85	$143.39	$106.43	20.60%
2023	$3,287,872	$3,673,732	N/A	N/A	N/A	N/A	$916,280	$1,040,420	$207.74	$107.76	$126.67	$87.98	14.40%
2022	$2,971,915	$4,333,636	N/A	N/A	N/A	N/A	$1,344,156	$1,606,730	$173.93	$108.73	$127.17	$81.48	14.82%
2021	$3,843,799	$3,945,212	$391,384	$443,577	$411,021	$424,970	$799,132	$846,745	$124.43	$138.33	$136.64	$52.94	11.32%

(1)NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2024	Priscilla Sims Brown	Jason Darby, Sam Brown, Sean Searby, Mandy Tenner
2023	Priscilla Sims Brown	Jason Darby, Sam Brown, Margaret Lanning, Sean Searby
2022	Priscilla Sims Brown	Jason Darby, Sam Brown
2021	Priscilla Sims Brown, Keith Mestrich, Lynne Fox	Jason Darby, Sam Brown

(2)Amounts reflect Total Compensation shown in the Summary Compensation Table for our NEOs for each corresponding year.
(3)The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to Total Compensation in the Summary Compensation Table:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for First PEO	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Summary Compensation Table Total	$5,334,658	$3,287,872	$2,971,915	$3,843,799
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	(2,999,995)	(1,300,000)	(1,000,000)	(2,500,000)
(Minus): Change in Pension Value	(56,043)	(43,360)	(27,454)	(19,178)
Plus: Pension Service Cost and Associated Prior Service Cost	44,042	38,383	32,492	19,178
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	4,616,733	1,589,879	1,436,169	2,576,828
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	616,695	448,960	642,293	—
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—	—	—	—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	195,446	(415,322)	217,164	—
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—	—	—	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	107,116	67,320	61,057	24,585
Compensation Actually Paid	$7,858,652	$3,673,732	$4,333,636	$3,945,212

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Second PEO	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Summary Compensation Table Total	$—	$—	$—	$391,384
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	—	—	—	—
(Minus): Change in Pension Value	—	—	—	—
Plus: Pension Service Cost and Associated Prior Service Cost	—	—	—	—
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	—	—	—	—
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	—	—	—	—
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—	—	—	—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	—	—	—	50,276
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—	—	—	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—	—	—	1,917
Compensation Actually Paid	$—	$—	$—	$443,577

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Third PEO	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Summary Compensation Table Total	$—	$—	$—	$411,021
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	—	—	—	(85,000)
(Minus): Change in Pension Value	—	—	—	—
Plus: Pension Service Cost and Associated Prior Service Cost	—	—	—	—
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	—	—	—	87,070
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	—	—	—	—
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—	—	—	—

Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	—	—	—	10,439
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—	—	—	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—	—	—	1,440
Compensation Actually Paid	$—	$—	$—	$424,970

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Summary Compensation Table Total	$1,211,826	$916,280	$1,344,156	$799,132
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	(443,230)	(203,950)	(540,500)	(117,875)
(Minus): Change in Pension Value	(27,651)	(25,121)	(21,443)	(18,149)
Plus: Pension Service Cost and Associated Prior Service Cost	19,306	20,099	16,361	13,463
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	682,075	249,428	621,180	129,325
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	124,039	79,244	127,471	10,553
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—	—	—	—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	58,667	(8,272)	48,578	21,921
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—	—	—	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	18,695	12,712	10,927	8,375
Compensation Actually Paid	$1,643,727	$1,040,420	$1,606,730	$846,745

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant date fair value for accounting purposes.

The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the options granted on 1st January 2018 used an estimated term of 3.73 years in 2021, as compared to an estimated term of 6.50 years used to calculate the grant date fair value of such awards and (ii) (a) the 2019 Adjusted TBV PRSU assumed a payout above target in 2021, (b) the 2019 Adjusted TBV PRSU had payout above target and the 2020 Adjusted TBV PRSU assumed a payout above target in 2022, (c) the 2020 Adjusted TBV PRSU had payouts above target and the 2021 Adjusted TBV PRSU assumed a payout above target in 2023, and (d) the 2021 Adjusted TBV PRSU had payouts above target and the 2022 Adjusted TBV PRSU assumed a payout above target in 2024, in each case as compared to the grant date fair value calculations which assumed a payout at target.

(4)Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day prior to the first fiscal year reported through the end of the applicable fiscal year, assuming reinvestment of dividends.
(5)Former Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the KBW Bank Index for the period beginning on the last trading day prior to the first fiscal year reported through the end of the applicable fiscal year, assuming reinvestment of dividends.
(6)Our newly selected peer group is the KBW Regional Banking Index, and our former peer group, the KBW Bank Index. We are presenting the KBW Regional Banking Index as we concluded it more closely reflects the size and characteristics of the Company. In future years, we will no longer provide a comparison to the

KBW Bank Index. Our new Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the KBW Regional Banking Index for the period beginning on the last trading day prior to the first fiscal year reported through the end of the applicable fiscal year, assuming reinvestment of dividends.
(7)The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
(8)Adjusted Tangible Book Value (“Adjusted TBV”) is our Company-Selected Measure, which in our assessment represents the most important financial performance measure used to link CAP to performance for the NEOs for the most recently completed fiscal year. Adjusted TBV is determined using the following formula: Stockholders’ equity, excluding minority interests, preferred stock, goodwill, core deposit intangibles, mergers and acquisitions, share repurchases, non-core items (such as tax adjustments), dividends paid on Bank stock, stock-based compensation expense, and other comprehensive income.

Relationship between CAP vs. Cumulative TSR of Company and the Peer Group

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s cumulative TSR, as well as the relationship between our cumulative TSR and the cumulative TSR of our newly selected peer group, the KBW Regional Bank Index, and our former peer group, the KBW Bank Index. We are presenting the KBW Regional Bank Index as we concluded it more closely reflects the size and characteristics of the Company. In future years, we will no longer provide a comparison to the KBW Bank Index.

Compensation Actually Paid vs. Total Shareholder Returns

$262.41
$207.74
$173.93
$136.64
$138.33
$124.43
$127.17
$108.73
$126.67
$107.76
$143.39
$147.85
$7.9M
$3.9M
$4.3M
$3.7M
$0.8M
$1.6M
$1.0M
$1.6M
$0.4M
$0.4M
2021
2022
2023
2024
Avg. Compensation Actually Paid (Non-PEO NEO)
Compensation Actually Paid (Priscilla Sims Brown)
Compensation Actually Paid (Keith Mestrich)
Compensation Actually Paid (Lynne Fox)
Company TSR
KBW Bank Index TSR
KBW Regional Banking Index TSR

Relationship between CAP vs. Net Income

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income:

Compensation Actually Paid vs. Net Income
$106.43M
$87.98M
$81.48M
$52.94M
$7.9M
$4.3M
$3.9M
$3.7M
$1.6M
$1.0M
$1.6M
$0.8M
$0.4M
$0.4M
2021
2022
2023
2024
Avg. Compensation Actually Paid (Non-PEO NEO)
Compensation Actually Paid (Priscilla Sims Brown)
Compensation Actually Paid (Keith Mestrich)
Compensation Actually Paid (Lynne Fox)
Net Income

Relationship between CAP vs. Adjusted Tangible Book Value Growth

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s Adjusted Tangible Book Value Growth:

Compensation Actually Paid vs. Adjusted Tangible Book Value Growth

20.60%
14.82%
14.40%
11.32%
$7.9M
$3.9M
$4.3M
$3.7M
$0.8M
$0.4M
$0.4M
$1.6M
$1.0M
$1.6M
2021
2022
2023
2024
Avg. Compensation Actually Paid (Non-PEO NEO)
Compensation Actually Paid (Priscilla Sims Brown)
Compensation Actually Paid (Keith Mestrich)
Compensation Actually Paid (Lynne Fox)
Adjusted Tangible Book Value Growth

Most Important Performance Measures

Following is an unranked list of the performance measures we consider most important in linking company performance and compensation actually paid to our Named Executive Officers for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion & Analysis (CD&A) above.

•Total Shareholder Return
•Adjusted Tangible Book Value Growth
•Core Earnings
•Adjusted Core Efficiency Ratio
•Growth of Non-Time Deposits
•Nonperforming Assets as a Percentage of Total Assets

Equity Compensation Plan Information

The following table contains certain information as of December 31, 2024, relating to securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan(3)
Equity compensation plan approved by security holders(1)	540,057	$22.38	1,264,192
Equity compensation plans not approved by security holders(2)	106,620	13.56	—
Total	646,677	20.93	1,264,192

(1)Includes stock options, PRSUs and TRSUs outstanding under our 2021 and 2023 Equity Incentive Plans, assuming that the PRSUs vest at target performance. As of December 31, 2024, an additional 121,120 shares were issuable upon the vesting of PRSUs, assuming maximum performance.

(2)Prior to our initial public offering in 2018, we operated a board-approved Long-Term Incentive Plan (the “LTIP”) to provide incentives and awards to certain select employees and directors. As of December 31, 2024, there were stock options to purchase 106,620 shares of common stock outstanding under the LTIP, with strike prices ranging from $11.00 to $14.65. No new awards will be granted under the LTIP.

(3)Includes 866,875 common shares available for issuance under our 2023 Equity Incentive Plan and 397,316 common shares available for issuance under our Employee Stock Purchase Plan, of which 397,316 common shares are available for purchase during the current purchase period.

PROPOSAL TWO
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

As described in greater detail under the heading “Director and Executive Officer Compensation,” we seek to align the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of strategic and operational goals and the achievement of increased stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe our compensation policies and procedures are competitive, focused on pay for performance principles and strongly aligned with the interest of the Company’s stockholders. We also believe that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to express your views regarding the compensation of the Named Executive Officers by voting to approve or not approve such compensation as described in this proxy statement.

We are asking our stockholders to approve the following resolution, on an advisory basis:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

This vote is advisory, which means that it is not binding on the Company, our Board of Directors or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the applicable compensation disclosure rules of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RESOLUTION RELATED TO COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Independent Registered Public Accounting Firm

Our Audit Committee has appointed Crowe LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2025 and to prepare a report on this audit. A representative of Crowe LLP is expected to be available via teleconference at the annual meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so.

            We are asking our stockholders to ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2025. Although the ratification is not required by our bylaws or other governing documents, the board is submitting the selection of Crowe LLP to our stockholders for ratification as a matter of good corporate practice. Even if the stockholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

Audit and Related Fees

            Our independent auditors for the year ended December 31, 2024 were Crowe LLP. The following table shows the fees payable in the years ended December 31, 2024 and December 31, 2023 to Crowe LLP were as follows:

	2024(1)	2023(1)
Audit Fees	$1,062,345	$1,132,425
Audit-Related Fees	191,100	226,631
Tax Fees	—	—
All Other Fees	—	15,750
Total	$1,253,445	$1,374,806
(1)Excludes audit services and tax services provided to certain funds within the Bank’s trust business, which are not consolidated with our financial statements.

Audit Fees.    This category includes the aggregate fees billed for professional services rendered by the independent auditors related to our 2024 and 2023 fiscal years for the audit of our consolidated annual financial statements and the review of our quarterly financial statements.

Audit-Related Fees.    This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2024 and 2023. These services principally include the costs associated with work performed in relation to the audits of our benefit plans, system and organization controls reports and our Department of Housing and Urban Development (HUD) certification.

Tax Fees.    This category is reserved for aggregate fees billed for any services related to corporate tax compliance, as well as counsel and advisory services.

All Other Fees.    This category includes fees associated with the filing of a Form S-8 registration statement on June 30, 2023.

Pre-Approval Policy

Our Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General.    The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The independent auditors provide the Audit Committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal is reviewed with the Chief Audit Executive, the Audit Committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the Audit Committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in the Audit Committee’s Pre-Approval Policy or in connection with the independent auditor’s engagement letter for the applicable year must be specifically pre-approved by the Audit Committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Exchange Act. The Audit Committee must specifically pre-approve any proposed services that exceed pre-approved cost levels. All 2024 services provided by Crowe LLP, and all fees related thereto, were approved pursuant to the pre-approval policy.

Tax Services.    The Audit Committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor’s independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

OUR 2024 ANNUAL REPORT ON FORM 10-K

Included with these proxy materials is a copy of our 2024 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. Please direct your request to Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001, Attention: Corporate Secretary or by calling (212) 895-8988.

ANNEX A
Reconciliation of GAAP to Non-GAAP Financial Measures

The Company’s accounting and reporting policies conform to U.S. GAAP and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as core non-interest income, core net income, core efficiency ratio in this report that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its adjusted tangible book value, core earnings, and adjusted core efficiency ratio collectively “core performance measures” presented in this report, as relevant measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. The below tables contain a reconciliation of these performance measures to the GAAP measures.

The Company believes these non-GAAP measures, when taken together with the corresponding GAAP measures, provide meaningful supplemental information regarding the Company’s performance. The Company’s management uses, and believes investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this reconciliation with other companies’ non-GAAP financial measures having the same or similar names. The Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measure for the periods indicated.

	As of and for the
	Year Ended
(in thousands, except per share amounts)	December 31, 2024	December 31, 2023
Core non-interest income
Non-interest income	$33,215	$29,336
Add: Securities loss	9,698	7,392
Less: ICS one-way sell fee income	(17,194)	—
Less: Changes in fair value of loans held-for-sale	8,383	—
Less: Subdebt repurchase gain	(1,076)	(1,417)
Add: Tax (credits) depreciation on solar investments	2,016	(3,251)
Core non-interest income (non-GAAP)	$35,042	$32,060

Core net income
Net Income (GAAP)	$106,433	$87,979
Add: Securities loss	9,698	7,392
Less: ICS one-way sell fee income	(17,194)	—
Less: Changes in fair value of loans held-for-sale	8,383	—
Less: Gain on settlement of lease termination	(499)	—
Less: Subdebt repurchase gain	(1,076)	(1,417)
Add: Other one-time expenses(1)	472	665
Add: Tax (credits) depreciation on solar investments	2,016	(3,251)
Less: Tax on notable items	(473)	(909)
Core net income (non-GAAP)	$107,760	$90,459

Core diluted earnings per share
Numerator: Core net income (non-GAAP)	$107,760	$90,459
Denominator: Weighted average common shares outstanding, diluted	30,926	30,785
Core diluted earnings per share (non-GAAP)	$3.48	$2.94
Core earnings
Net Income (GAAP)	$106,433	$87,979
Add: Securities loss	9,698	7,392
Less: ICS one-way sell fee income	(17,194)	—
Less: Changes in fair value of loans held-for-sale	8,383	—
Less: Gain on settlement of lease termination	(499)	—
Less: Subdebt repurchase gain	(1,076)	(1,417)
Add: Other one-time expenses(1)	472	665
Add: Tax (credits) depreciation on solar investments	2,016	(3,251)
Less: Tax on notable items	(473)	(909)
Less: Other discretionary adjustments(2)	(5,993)	(1,947)
Core earnings (non-GAAP)	$101,767	$88,512

Core efficiency ratio
Non-interest expense (GAAP)	$159,772	$151,247
Add: Gain on settlement of lease termination	499	—
Less: Other one-time expenses(1)	(472)	(665)
Numerator: Core non-interest expense (non-GAAP)	$159,799	$150,582

Net Interest income (GAAP)	$282,430	$261,311
Non-interest income (GAAP)	33,215	29,336
Add: Securities (gain) loss	9,698	7,392
Less: ICS one-way sell fee income	(17,194)	—
Less: Changes in fair value of loans held-for-sale	8,383	—
Less: Subdebt repurchase gain	(1,076)	(1,417)
Add: Tax (credits) depreciation on solar investments	2,016	(3,251)
Denominator: Core operating revenue (non-GAAP)	317,472	293,371

Efficiency ratio (GAAP)	50.62%	52.04%
Core efficiency ratio (non-GAAP)	50.33%	51.33%

Adjusted core efficiency ratio
Non-interest expense (GAAP)	$159,772	$151,247
Add: Gain on settlement of lease termination	499	—
Less: Other one-time expenses(1)	(472)	(665)
Numerator: Core non-interest expense (non-GAAP)	$159,799	$150,582

Net Interest income (GAAP)	$282,430	$261,311
Non-interest income (GAAP)	33,215	29,336
Add: Securities loss	9,698	7,392
Less: ICS one-way sell fee income	(17,194)	—
Less: Changes in fair value of loans held-for-sale	8,383	—
Less: Subdebt repurchase gain	(1,076)	(1,417)
Add: Tax (credits) depreciation on solar investments	2,016	(3,251)
Less: Other discretionary adjustments(2)	—	(2,476)
Denominator: Adjusted core operating revenue (non-GAAP)	$317,472	$290,895

Adjusted core efficiency ratio (non-GAAP)	50.33%	51.77%

Three-year annualized adjusted TBV growth 2022-2024
Stockholders' equity (GAAP) at December 31, 2021		$563,875
Less: Minority interest at December 31, 2021		(133)
Less: Goodwill at December 31, 2021		(12,936)
Less: Core deposit intangible at December 31, 2021		(4,151)
Adjusted tangible book value at December 31, 2021 (non-GAAP)		$546,655

Stockholders' equity (GAAP) at December 31, 2024		$707,654
Less: Minority interest at December 31, 2024		—
Less: Goodwill at December 31, 2024		(12,936)
Less: Core deposit intangible at December 31, 2024		(1,487)
2022-2024 cumulative non-core income		11,382
2022-2024 cumulative dividends on common stock		37,946
2022-2024 cumulative stock-based compensation expense		(12,902)
2022-2024 cumulative repurchases of common stock		21,923
2022-2024 cumulative other comprehensive income		64,039
Adjusted tangible book value at December 31, 2024 (non-GAAP)		$815,619

Three-year annualized adjusted TBV growth 2022-2024 (non-GAAP)		14.27%

(1) Severance expense for positions eliminated.
(2) Amounts pertain to Board-approved adjustments to appropriately reflect the intention of the performance metric in evaluating performance in the Annual Incentive Plan.

See enclosed proxy card.

SCAN TO
VIEW MATERIALS & VOTE

AMALGAMATED FINANCIAL CORP.
ATTN: CHIEF LEGAL OFFICER
275 SEVENTH AVE.
NEW YORK, NY 10001

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMAL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70140-P26082 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AMALGAMATED FINANCIAL CORP.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Against**	**Abstain**
1a. Lynne P. Fox	☐	☐	☐
1b. Priscilla Sims Brown	☐	☐	☐
1c. Maryann Bruce	☐	☐	☐
1d. Mark A. Finser	☐	☐	☐
1e. Darrell Jackson	☐	☐	☐
1f. Julie Kelly	☐	☐	☐
1g. JoAnn Lilek	☐	☐	☐
1h. Meredith Miller	☐	☐	☐
1i. Edgar Romney Sr.	☐	☐	☐
1j. Julieta Ross	☐	☐	☐
1k. Scott Stoll	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V70141-P26082

AMALGAMATED FINANCIAL CORP.
Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders

The undersigned does hereby constitute and appoint Allison Skinner and Mandy Tenner, and each of them, attorneys with the full power of substitution of each, for and in the name of the undersigned to vote all shares of common stock of Amalgamated Financial Corp. (the "Company") held of record on March 26, 2025 by the undersigned, at the 2025 Annual Meeting of Stockholders, to be held in virtual format, on May 21, 2025 at 9:00 AM (ET) and at any adjournment or postponement of the meeting, for the purposes more fully described in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if personally present. The signing stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and directs the proxies to vote as follows on the matters described in the Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment or postponement of it, as provided in the Proxy Statement.

Only holders of record on March 26, 2025 of common stock are entitled to vote on the matters described in the Notice of Annual Meeting and Proxy Statement. This proxy, when properly executed, will be voted in the manner described herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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